Exhibit 2.1

CONTRACT 1

BUCKET 1

PROPERTY LIST ON NEXT PAGE

REAL ESTATE SALE AGREEMENT

OCTOBER 23, 2015

EQR ATLAS – CONTRACT 1 PROPERTIES

Colorado Pointe

Waterford Place

Brookside

Greenwood Park

Greenwood Plaza

Legacy at Highland Ranch

Savoy

Park Field

Oasis Phase I (Delray)

Oasis Phase II (Delray)

Palm Trace

Park at Turtle Run

Preserve at Deercreek

Promenade at Wyndham

Uptown Square

The Ashton

Deerwood

Marquesa

Bella Terra

Sage

Martine

Woodlake

Heronfield

Reunion at Redmond Ridge

Ballpark Lofts

Stonegate

Cove at Boynton Beach

Enclave at Waterways

Gatehouse at Pine Lake

Gatehouse on the Glen

Landings at Pembroke Lakes

Miramar Lakes

New River Cove

Reserve at Ashley Lake

Sabal Pointe

Sheridan Lake

Sheridan Ocean

St. Andrews

Welleby Lake

Estates at Tanglewood

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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ATLAS SCHEDULE AND EXHIBIT CHART – CONTRACT 1

SCHEDULE 1-A	PROPERTY SELLERS AND ENTITY TRANSFER SELLERS

SCHEDULE 1-B	CLOSING BUCKET 1

SCHEDULE 2-A	A SUBSET OF CLOSING BUCKET 1 - UNDER A SEPARATE REAL ESTATE SALE AGREEMENT

SCHEDULE 2-B	A SUBSET OF CLOSING BUCKET 2 UNDER A SEPARATE REAL ESTATE AGREEMENT

SCHEDULE 2-C	A SUBSET OF CLOSING BUCKET 2 UNDER A SEPARATE REAL ESTATE AGREEMENT

SCHEDULE 2-D	A SUBSET OF CLOSING BUCKET 2 UNDER A SEPARATE REAL ESTATE SALE AGREEMENT

SCHEDULE 2-E	CLOSING BUCKET 3

SCHEDULE 2-F	CLOSING BUCKET 4

SCHEDULE 2-G	CLOSING BUCKET 5

SCHEDULE 2-H	CLOSING BUCKET 6

SCHEDULE 2-I	CLOSING BUCKET 7

SCHEDULE 3-A	ENTITY TRANSFER PROPERTIES

SCHEDULE 3-B	ENTITY TRANSFER PROVISIONS

SCHEDULE 4	REQUIRED CURE MATTERS

SCHEDULE 5	CLOSING COST ALLOCATIONS

SCHEDULE X	NAME, FORMATION DATE, TAX CLASSIFICATION

EXHIBIT A-1 through A-40	LEGAL DESCRIPTION

EXHIBIT B	INTENTIONALLY OMITTED

EXHIBIT C-1 through EXHIBIT C-40	LIST OF SERVICE CONTRACTS (OTHER THAN 30 DAY TERMINABLE)

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EXHIBIT D	EARNEST MONEY ESCROW INSTRUCTIONS

EXHIBIT E	RESTRICTED PROPERTIES

EXHIBIT F	CONDOMINIUM PROVISIONS

EXHIBIT G	FORM OF TRUSTEE’S DEED

EXHIBIT H	BILL OF SALE

EXHIBIT I-1	TENANT NOTICE LETTER

EXHIBIT I-2	SERVICE PROVIDER NOTICE LETTER

EXHIBIT J	ASSIGNMENT AND ASSUMPTION OF LEASES, SECURITY DEPOSITS, SERVICE CONTRACTS AND NON-RECURRING CONTRACTS

EXHIBIT K	ASSIGNMENT AND ASSUMPTION OF INTANGIBLES

EXHIBIT L	ASSIGNMENT OF OFFICE LEASE

EXHIBIT M	INTENTIONALLY OMITTED

EXHIBIT N-1 through EXHIBIT N-40	RENT ROLL

EXHIBIT O	NOTICE OF CONDEMNATION PROCEEDINGS

EXHIBIT P	PENDING LITIGATION

EXHIBIT Q	NOTICE OF VIOLATIONS

EXHIBIT R	FORM OF DISCLOSURE OF INFORMATION ON LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS

EXHIBIT S	LBP PROPERTIES

EXHIBIT T	STATE OF WASHINGTON ENVIRONMENTAL DISCLOSURE STATEMENTS

EXHIBIT U	OWNER’S AFFIDAVIT

EXHIBIT V	GAP UNDERTAKING

EXHIBIT W-1 through EXHIBIT W-40	DELINQUENCY REPORT

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EXHIBIT X	LANDLORD CERTIFICATE – OFFICE LEASE

EXHIBIT Y	INTENTIONALLY OMITTED

EXHIBIT Z	PURCHASER LEASING COSTS

EXHIBIT AA	EQR PERSONNEL – SELLER’S KNOWLEDGE

EXHIBIT BB	PROPERTY SPECIFIC PROVISIONS

EXHIBIT CC	FORM OF ASSIGNMENT AND ASSUMPTION OF OWNERSHIP INTEREST

EXHIBIT DD	PENDING EASEMENTS

EXHIBIT DD-1	STONEGATE PENDING EASEMENTS

EXHIBIT DD-2	INTENTIONALLY OMITTED

EXHIBIT DD-3	ST. ANDREWS PENDING EASEMENTS

EXHIBIT DD-4	MIDTOWN 24 PENDING AMENDMENT

EXHIBIT EE	FORM SUCCESSOR ENDORSEMENT

EXHIBIT FF	FRONT END BONUS PRORATIONS

EXHIBIT GG	FORM NON-IMPUTATION ENDORSEMENT

EXHIBIT HH	FORM NON-IMPUTATION AFFIDAVIT

EXHIBIT II	ARBITRATION PROVISIONS

EXHIBIT JJ	COLORADO AND FLORIDA REGIONAL EMPLOYEES

EXHIBIT KK	EXISTING THIRD PARTY CLAIMS

EXHIBIT LL	STRUCTURE CHARTS

EXHIBIT MM	INTENTIONALLY OMITTED

EXHIBIT NN	COLORADO POTABLE WATER SOURCES

EXHIBIT OO	PERMITTED TRANSFERS

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REAL ESTATE SALE AGREEMENT

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made as of the 23rd day of October, 2015 (the “Effective Date”), by and between the parties listed on Schedule 1 –A attached hereto (each a “Seller” and collectively, “Sellers”) and SCG ATLAS ACQUISITION, L.P., a Delaware limited partnership (“Purchaser”).

RECITALS

A. ERP Operating Limited Partnership, an Illinois limited partnership (“ERPOP”), and affiliates thereof are the legal and/or beneficial owners (“Current Owners”) of the parcels of real estate (each such parcel, a “Parcel” and collectively, the “Parcels”) set forth opposite their respective names on Schedule 1-B, which parcels are more particularly described in attached Exhibits A-1 through A-40 and are included in “Closing Bucket 1”, and upon which are located multi-family residential apartment communities. ERPOP, together with any affiliates of ERPOP (including, without limitation, Property Sellers, Entity Sellers and Current Owners (each as hereinafter defined)), are collectively, “ERPOP Parties”.

B. Pursuant to this Agreement, the Parcels not listed on Schedule 3-A will be directly conveyed to Purchaser by the Current Owners thereof (each a “Property Seller” and together “Property Sellers”).

C. Pursuant to this Agreement, and subject to Section 6 of Schedule 3-B to this Agreement, the Ownership Interests (as defined on Schedule 3-B) in the owners of the Parcels listed on Schedule 3-A (each an “Entity Transfer Property” and collectively, “Entity Transfer Properties”) will be conveyed to Purchaser by the parties that own such Ownership Interests (each an “Entity Seller” and collectively, “Entity Sellers”).

D. The Ownership Interests to be conveyed will be conveyed by the Entity Sellers either by (1) assigning the Ownership Interests in the applicable Current Owner to Purchaser or (2) (a) causing the applicable Current Owner to transfer the applicable Parcel (and related Property, as hereafter defined, and each such Parcel a “Drop Down Parcel”), through one or more steps, to a newly created entity (each a “New Owner”) which New Owner will be owned (directly or indirectly) by the same Entity Sellers as the corresponding Current Owner and then (b) conveying the Ownership Interests in the New Owners to Purchaser, as more particularly described on Schedule 3-A. The owner of a Parcel on the Applicable Closing Date is referred to herein as an “Owner”. The Property Sellers and the Entity Sellers, are collectively, the “Sellers”. For purposes of this Agreement, wherever the terms “Sellers”, “Owner” or “Current Owner” are used, such terms shall include Sellers, Owners and/or Current Owners, or all of them, as the context may require.

E. Concurrently with the execution of this Agreement, Purchaser has entered into (i) that certain Real Estate Sale Agreement with the seller listed on Schedule 2-A, for the purchase (directly or indirectly, as described in Recital D of such agreement) of the property listed on Schedule 2-A ( which property is part of “Closing Bucket 1”), (ii) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-B, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-B (which properties are a part of “Closing Bucket 2”), (iii) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-C for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-C (which properties are a part of Closing Bucket 2), (iv) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-D, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-D (which properties are a part of Closing Bucket 2), (v) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-E, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-E (“Closing Bucket 3”), (vi) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-F, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-F (“Closing Bucket 4”), (vii) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-G, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-G (“Closing Bucket 5”), (viii) that certain Real Estate Sale Agreement with the sellers listed on Schedule 2-H, for the purchase (directly or indirectly, as described in Recital D of such agreement) of properties listed on Schedule 2-H (“Closing Bucket 6”) and (ix) that certain Real Estate Sale Agreement with the seller listed on Schedule 2-I, for the purchase (directly or indirectly, as described in Recital D of such agreement) of property listed on Schedule 2-I (“Closing Bucket 7”), (the foregoing agreements, collectively, the “Other Agreements” and the “Properties” (as defined in each of the Other Agreements), collectively, the “Other Properties” and together with the Properties (hereinafter defined), the “Portfolio”). The sellers under the Other Agreements are either one of the Sellers hereunder or an affiliate of Sellers.

F. Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, the Property and the Ownership Interests, as the case may be, each in accordance with and subject to the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the above Recitals, the mutual covenants and agreements herein set forth and the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers (for itself and on behalf of Current Owners and Owners) agree as follows:

1. PURCHASE AND SALE. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Sellers and Seller shall sell to Purchaser the Property or the Ownership Interests, as applicable. For purposes hereof, “Property” means, with respect to Parcels, such Parcels, together with: (i) all buildings and improvements owned by the applicable Current Owner and located on the Parcels (the “Improvements”; each Parcel together with its appurtenant Improvements, a “Real Property”, and collectively, the “Real Properties”) and any and all of such Current Owner’s rights, easements, licenses and privileges presently thereon or appertaining thereto; (ii) all of Current Owners’ right, title and interest, if any, in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Real Properties or any of them and any other rights of way, strips and gores of land to the extent such land is appurtenant to any of the Real Properties; (iii) all of Current Owners right, title and interest in and to the leases, licenses, occupancy agreements and other agreements demising space in or providing for the use or occupancy of the Real Properties or any part thereof (the “Leases”), including the Former Tenant Lease Files (as hereinafter defined), by tenants or other users or occupants of the Real Properties under the Leases (collectively, “Tenants”); (iv) all furniture, furnishings, fixtures, equipment (excluding all telephone equipment, routers, touchscreen technology (including ipads and kiosks) and computer hardware and software; provided that if Purchaser’s telephone software is compatible with any Cisco telephone hardware at a Real Property, such Cisco hardware shall be included as “Property” hereunder), tools, copiers, key machines, keys and access cards, golf carts and other vehicles and other tangible property (excluding the Equity Residential legal manual and any marketing information containing a logo of Sellers, Current Owners, Equity Residential, ERPOP, Equity Residential Management, L.L.C. (“ERM”), Archstone, API or any of Sellers’ Affiliates (as hereinafter defined)) (collectively, the “Personal Property”) owned by Current Owners, located on any of the Real Properties and used solely in connection with the Real Properties; (v) except as otherwise provided herein, all right, title and interest of Current Owners in any contracts for repair or capital improvements to the Real Properties, the services under which are not periodic or recurring in nature (collectively, “Non-Recurring Contracts”) if and to the extent transferable without third party consent (unless obtained), or cost or liability to ERPOP Parties (unless paid for by Purchaser at its option) and only if there is work thereunder that is not complete as of the Applicable Closing (as hereinafter defined) (collectively the “Assumable Non-Recurring Contracts”); (vi) except as otherwise provided herein, all right, title and interest of Current Owners under any and all of the maintenance, service, advertising, utility, and other like contracts and agreements (other than Non-Recurring Contracts) with respect to the ownership and operation of the Property (collectively, the “Service Contracts”) if and to the extent transferable without third party consent (unless obtained), or cost or liability to ERPOP Parties (unless paid for by Purchaser at its option) and excluding contracts which affect property other than the Real Properties (collectively, the “Assumable Service Contracts”); (vii) except as otherwise provided herein, all right, title and interest of ERM in, to and under that certain Lease dated June 13, 2014 with The Realty Associates Fund VIII, L.P. (“Office Lease”) pursuant to which ERM leases approximately 3,627 rentable square feet at the property commonly known as 1580 Sawgrass Corporate Parkway, Sunrise, Florida, (viii) Intentionally Omitted, (ix) Intentionally Omitted, (x) all of Current Owners’ right, title and interest in and to all intangible personal property relating to any of the Real Properties including, without limitation, any common names utilized by Current Owners in the operation of the Real Properties, the website (including domain names, URLs and website content) relating solely to a Real Property; all permits, licenses and approvals; warranties; indemnities, claims and guarantees provided by third parties with respect to work performed at the Real Properties; architectural drawings, plans and specifications, surveys and as-built drawings for the Real Properties; advertising material, telephone exchange numbers; trade names, marks and other identifying material for the Real Properties and, to the extent relating solely to the Real Properties, any development rights, digital floor plans, site plans and photos (excluding as to any property described in this clause (x) any name or logo of Current Owners (other than Current Owners being conveyed to Purchaser at the Applicable Closing but subject to Section 8 of Schedule 3-B), Entity Sellers, Equity Residential, ERPOP, ERM, Archstone, API or affiliates thereof and excluding any proprietary information and software, software applications and software licenses licensed to any of the foregoing), all if and to the extent transferable without third party consent (unless obtained), or cost or liability to ERPOP Parties (unless paid for by Purchaser at its option) and (xi) all of Current Owners rights, title and interest in and to all nonproprietary and non-privileged books and records related solely to operation of a Real Property and/or solely to the other items listed in items (ii) through (x)

above (collectively, the “Intangible Property”) (items (ii) through (xi) above, together with such Real Property to which it is affiliated, are referred to herein as a “Property” and together with all the Real Properties, are collectively referred to in this Agreement as the “Properties”, as the context requires). All of the foregoing expressly excludes (A) all property owned by Tenants or any property manager, and (B) any and all revenues related to or derived from late fees charged to Tenants of each Real Property located in California.

As to Entity Transfer Properties (1) Entity Sellers and Current Owners will cause the actions described on the last column of Schedule 3-A to be taken as of the Applicable Closing Date (as hereinafter defined) such that (a) as of the Applicable Closing Date, each Parcel listed on Schedule 3-A, together with the Property associated therewith, will be owned by the Owner indicated in the last column of Schedule 3-A and (2) Purchaser shall purchase the Ownership Interests in each Owner from the corresponding Entity Sellers listed on Schedule 3-A attached hereto, and with respect to such conveyance of Ownership Interests, the provisions of this Agreement shall be deemed modified and supplemented to include the provisions (1) expressly set forth herein as applying to Entity Transfer Properties or Ownership Interests and (2) as set forth on Schedule 3-B attached hereto.

2. PURCHASE PRICE. The total consideration to be paid by Purchaser to Sellers for the Property is THREE BILLION TWO HUNDRED FORTY ONE MILLION SIX HUNDRED FIFTY FIVE THOUSAND TWO HUNDRED THIRTY FOUR DOLLARS ($3,241,655,234) (the “Purchase Price”), as adjusted in accordance with this Agreement. The Purchase Price shall be allocated among (and to each of) the Real Properties (the “Allocated Purchase Prices”) as set forth in that certain side letter agreement by and between Sellers and Purchaser dated as of the date hereof (the “Company Disclosure Letter”). Purchaser may, by written notice to Sellers at least fourteen (14) days prior to the Initial Closing Date, reallocate the Purchase Price among the Real Properties in Closing Bucket 1, provided no such reallocation shall apply to the Properties known as Park Aire, in Royal Palm Beach, Florida and Martine, in Bellevue, Washington (it being agreed that the initial Allocated Purchase Prices for such Properties shall be the final Allocated Purchase Prices therefor); and if such reallocations result in a net increase in the amount of transfer taxes payable by Sellers (calculated based on the (x) total increase in such transfer taxes payable by Sellers for the Real Properties subject to such reallocation as a result of such reallocation, minus (y) the amount of any decrease in transfer taxes payable by Sellers for the Real Properties subject to such reallocation as a result of such reallocation, (such net increase to Sellers, the “Incremental Transfer Taxes”), then Purchaser shall pay such Incremental Transfer Taxes. The Purchase Price shall be paid as follows:

2.1 Earnest Money. Sellers, Purchaser and a duly authorized representative of the Chicago, Illinois office of Chicago Title Insurance Company (“Escrowee”) shall concurrently herewith execute the Earnest Money Escrow Instructions in the form attached hereto as Exhibit D (the “Earnest Money Escrow Instructions”) and Purchaser shall on the Effective Date deliver to Escrowee earnest money in the sum of One Hundred Twenty Million Eight Hundred Forty-Four Thousand Five Hundred Fifty Six Dollars ($120,844,556) (as adjusted in accordance with this Agreement, and excluding any interest earned thereon, the “Earnest Money”). The Earnest Money shall be invested as Purchaser shall direct from time to time in accordance with the terms of the Earnest Money Escrow Instructions and all interest earned thereon shall accrue to the benefit of Purchaser and shall be remitted to, or applied to the Allocated Purchase Price as directed by, Purchaser from time to time (regardless of the disposition of such Earnest Money in accordance with this Agreement). Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number.

2.2 Cash at Closing. At each Applicable Closing, Purchaser shall pay to Sellers, with current, federal funds wire transferred to an account designated by the escrow agent, an amount equal to the Allocated Purchase Price to be paid at such Applicable Closing, minus the sum of the Allocated Earnest Money (as hereinafter defined), which Sellers shall receive at such Applicable Closing from the escrow agent in accordance with Section 4.1, and plus or minus, as the case may require, the closing prorations, adjustments and credits to be made pursuant to the terms of this Agreement.

3. EVIDENCE OF TITLE.

3.1 Title Insurance. Sellers have delivered to Purchaser current commitments (collectively, the “Title Commitments”) for ALTA Owner’s Title Insurance Policies (“Owner’s Policies”, issued by the Chicago, Illinois office of either Chicago Title Insurance Company or First American Title Insurance Company (each, a “Title Insurer”). Prior to the Applicable Closing, Purchaser may receive updated Title Commitments, and Purchaser may request that the applicable Title Insurer issue, but Sellers shall have no obligation to incur any costs in connection therewith or cause the applicable Title Insurer to issue, any available endorsements to the Owner’s Policies. Purchaser may arrange for coinsurance or reinsurance by a title company of its choice, provided that if the aggregate cost of the Owner’s Policies is greater as a result of any such coinsurance or reinsurance than it would have been had there not been such coinsurance or reinsurance, then any such increase in costs as a result of such coinsurance or reinsurance shall not result in any delay in any Closing or cause the liability of Sellers hereunder to be greater than the liability Sellers would have had hereunder if there had not been such coinsurance or reinsurance and Purchaser shall incur all such additional costs.

3.1.1 Upon issuance, the Owner’s Policies will except from coverage only the Permitted Exceptions. “Permitted Exceptions” means with respect to the applicable Real Property (i) the exceptions set forth on the Title Commitments, other than Required Cure Matters (as hereinafter defined), (ii) exceptions resulting from acts of Purchaser, Purchaser Parties (as hereinafter defined) and those claiming by, through and under Purchaser or Purchaser Parties, (iii) unpaid personal property, real estate, excise taxes, supplemental, general and special taxes and assessments (“Taxes”) not yet due or payable as of the Applicable Closing Date, (iv) rights of Tenants, as tenants only, under Leases set forth on the Rent Roll (as hereinafter defined) delivered at the Applicable Closing, each without any right of first refusal, right of first offer or option to purchase except as provided by applicable law, and those claiming by, through and under said Tenants, (v) zoning, building and other governmental and quasi-governmental laws, codes and regulations, (vi) potential liens arising from amounts not due and payable as of the Applicable Closing and for which Purchaser receives a credit at the Applicable Closing or which obligations are assumed by Purchaser hereunder, including pursuant to Assumable Non-Recurring Contracts, (vii) liens for amounts due but unpaid as of the Applicable Closing which are Cured (as hereinafter defined) but remain outstanding as a matter of law subject to final resolution, (viii) matters which would only be shown by an accurate survey (provided, nothing herein shall be deemed to prevent Purchaser from inducing a Title Insurer to delete any such matter from a Title Commitment), (ix) Intentionally Omitted, (x) easements described on Exhibit DD and substantially in the forms attached as Exhibits DD-1, DD-2, DD-3 and DD-4 (which Purchaser agrees Sellers and/or Current Owners may execute and cause to be recorded at or before any Applicable Closing); and (xi) any additional matters constituting Permitted Exceptions pursuant to Section 3.1.2 or 3.1.3 hereof.

3.1.2 Notwithstanding the foregoing or Section 3.1.3, without limitation of Purchaser’s other rights set forth in this Section 3.1, (I) Sellers and/or Current Owners shall Cure (as hereinafter defined) at their cost and expense (a) mortgage liens and encumbrances, mechanics liens and all other monetary liens and monetary encumbrances on the Real Properties, in each case of an ascertainable amount and which is curable by the payment of money, it being acknowledged and understood by Purchaser that Current Owners may contest any such liens so long as Sellers and/or Current Owners Cure the same at or prior to the Applicable Closing, (b) all code violations liens which are recorded against or encumber the Real Properties, (c) all housing or revenue bond or HUD financings and any associated regulatory agreements recorded against or encumbering any Real Property and (d) the matters listed on Schedule 4 attached hereto, all to the extent existing as of the Applicable Closing Date (collectively, “Required Cure Matters”) and (II) Sellers and Current Owners shall, acting in good faith, assist Purchaser to Cure, at no material cost or liability to Sellers, any exceptions set forth on the Title Commitments which are not Required Cure Matters.

3.1.3 In the event Purchaser obtains Knowledge (as hereinafter defined as to Purchaser) after the Effective Date that any Objectionable Title Matter (hereinafter defined) affects any Real Property or portion thereof, Purchaser shall have the right to notify Sellers in writing of the Objectionable Title Matter within five (5) Business Days of obtaining such Knowledge, and Sellers shall, within five (5) days of receipt of such notification from Purchaser, notify Purchaser in writing whether Sellers or Current Owners elect to Cure such Objectionable Title Matter. If Sellers or Current Owners decline to Cure such Objectionable Title Matter, or if Sellers or Current Owners agree to Cure such Objectionable Title Matter but fail to do so on or before the Applicable Closing Date, then (i) if all such Objectionable Title Matters which Sellers or Current Owners have declined or failed to Cure in accordance herewith (“Uncured Title Matters”), together with all Uncured Title Matters under and as defined in each of the Other Agreements and Purchaser Losses under and as defined in this Agreement and in each of the Other Agreements arising or resulting from a breach of the representations, warranties and covenants contained herein or in any of the Other Agreements, do not in the aggregate result and are not reasonably expected in the aggregate to result in a Material Adverse Effect (as hereinafter defined), Purchaser shall proceed to close and receive a credit against the Purchase Price at the Applicable Closing in an amount reasonably determined by Sellers and Purchaser as the monetized value of any potential damages reasonably expected to be suffered by Purchaser as a result of such Objectionable Title Matter, and such Objectionable Title Matter shall constitute a Permitted Exception, and (ii) if all such Objectionable Title Matters (under this Agreement and under and as defined in each of the Other Agreements) which Sellers or Current Owners have declined or failed to Cure, together with all Purchaser Losses (under this Agreement and under and as defined in each of the Other Agreements) arising or resulting from a breach of the representations, warranties and covenants contained herein or in the Other Agreements, as applicable, in the aggregate result or are reasonably expected to result in a Material Adverse Effect, then Purchaser shall be entitled to exercise the rights and remedies set forth in Section 7.3.2 hereof. If the parties are unable to agree on the amount of such credit as of the Applicable Closing, then the Applicable Closing shall proceed and the provisions of Section 7.9 of this Agreement shall apply.

3.1.4 “Cure” means (i) with respect to mortgage liens and encumbrances created by, through or under, or previously assumed by, Sellers, Owners or Current Owners, (A) caused to be discharged and released of record in the applicable public recording office, bonded over, omitted from or, insured or endorsed over on the applicable Owner’s Policy (and any loan policy issued to Purchaser’s lender) (or a substantially equivalent modification is made to an Owner’s Policy for properties in the State of Florida to the extent an endorsement is not permitted in the State of Florida and such modification is permitted under Florida law) by the applicable Title Insurer prior to or at the Applicable Closing, (B) no later than the Applicable Closing Date, delivery of either a payoff statement, release of lien, or trustee’s statement of amount due from the secured party sufficient in form and substance to cause such matters to be omitted from or insured or endorsed over on the applicable Owner’s Policy (and any loan policy issued to Purchaser’s lender) and containing no conditions or requirements to release other than the payment of the amount specified therein, and (C) causing the full amount required to release such liens and encumbrances pursuant to such payoff statement to be paid to the applicable secured party or agency on the Applicable Closing Date; and (ii) with respect to all other matters, caused to be discharged and released of record in the applicable public recording office, bonded over, omitted from or, insured or endorsed over on the applicable Owner’s Policy (and any loan policy issued to Purchaser’s lender) (or a substantially equivalent modification is made to an Owner’s Policy for properties in the State of Florida to the extent an endorsement is not permitted in the State of Florida and such modification is permitted under Florida law) by the applicable Title Insurer prior to or at the Applicable Closing; provided, however, that insuring or endorsing over a Required Cure Matter or an Objectionable Title Matter pursuant to this clause (ii) shall not constitute a Cure unless (1) either (a) such Required Cure Matter or Objectionable Title Matter relates to (x) a mortgage or other security interest which has previously been satisfied in full but has erroneously remained of record or (y) a monetary lien which the applicable Seller or Owner is contesting in good faith, or (z) the type of underlying matter that is otherwise customarily and typically endorsed over in transactions involving assets similar to the Properties in the jurisdiction where the applicable Property is located; or (b) Purchaser has otherwise approved such endorsement (such approval not to be unreasonably withheld, conditioned or delayed); and (2) with respect to all Properties other than Properties located in Florida, such endorsement is accompanied by an additional endorsement in the form attached hereto as Exhibit EE.

3.1.5 “Objectionable Title Matter” means any Required Cure Matter and any lien, encumbrance, exception or defect of title which is not a Permitted Exception.

3.1.6 Sellers and Current Owners agree to reasonably cooperate with Purchaser, at no material cost or liability to the ERPOP Parties, to (i) request reasonable and customary paid assessment letters and similar estoppel certificates prepared by Purchaser from property or homeowners’ associations and other parties to recorded instruments affecting a Real Property, provided that receipt of any such letters or certificates shall not be a condition to either party’s obligation to close hereunder and (ii) obtain subordination and non-disturbance agreements from each counterparty to an agreement or instrument recorded against or encumbering the Real

Properties to the extent requested by Purchaser’s lender and prepared by Purchaser (or its lender), provided that receipt of any such agreements shall not be a condition to either party’s obligation to close hereunder. With respect to the Office Lease, Sellers shall attempt to obtain a certificate from the landlord in substantially the form of Exhibit X (“Office Lease Estoppel Certificate”); and, with respect to the Office Lease, if the landlord does not provide the Office Lease Estoppel Certificate in substantially the form requested by the Applicable Closing, Sellers may at their option provide an estoppel certificate executed by ERPOP containing substantially the same estoppel provisions requested from the other party as set forth in Exhibit X, modified as necessary to reflect that it is being issued by ERPOP (“Seller Estoppel Certificate”). If neither the Office Lease Estoppel Certificate nor the Seller Estoppel Certificate for the Office Lease is delivered to Purchaser by April 15, 2016, then the Office Lease will not be assigned to Purchaser. Upon request of Purchaser, at the Applicable Closing, in addition to the applicable Deed, Current Owners agree to execute a quitclaim deed for any Included Asset which is not an Entity Transfer Property, using the legal description contained in the Title Commitment for such Included Asset, if such legal description varies from the legal description set forth in the instrument through which the applicable Seller acquired its interest in the applicable Real Property.

3.1.7 In addition to the foregoing, Sellers, Current Owners and Owners shall cause to be satisfied or waived all conditions and requirements set forth in Schedule B-1 of the Title Commitments to the satisfaction of the Title Insurers, to the extent such conditions or requirements are to be satisfied by Sellers, Current Owners or Owners.

3.2 Survey. Sellers have delivered to Purchaser one copy of the most recent existing plat of survey (if any) of each Real Property (the “Existing Surveys”) in Sellers’ possession or control. Purchaser may obtain, at Purchaser’s sole option, election and expense, an updated or new as-built survey of any Real Property (each, an “Updated Survey”) in which event, Purchaser shall deliver each Updated Survey to Sellers and the applicable Title Insurer promptly upon receipt thereof.

4. CLOSING

4.1 Closing Date. Any closing hereunder (that is, the payment of the Allocated Closing Purchase Price pursuant to a so-called “New York style” closing, the transfer of title to the applicable portion of the Property or to the Ownership Interests in Owners, as applicable, and the satisfaction of all other terms and conditions of this Agreement as to such portion of the Property or Ownership Interests) (each, an “Applicable Closing” and the date of an Applicable Closing, an “Applicable Closing Date”) shall occur through escrow no later than at 2:00 p.m. (Chicago time) on the respective Applicable Closing Date at the Chicago, Illinois office of Sellers’ counsel or at such other time and place as Sellers and Purchaser shall agree in writing.

4.1.1 If any Real Property (and the other Property related thereto) is designated as an “Excluded Asset” pursuant to the terms of this Agreement (each an “Excluded Asset”) (a) this Agreement shall terminate as to such Excluded Asset only, but otherwise remain in full force and effect and (b) Sellers shall direct Escrowee to promptly (but in all events within one (1) Business Day after receipt of the notice from Purchaser and Sellers) return to Purchaser the portion of the

Earnest Money equal to the Earnest Money allocated to such Excluded Asset as set forth on the Company Disclosure Letter. In the event that there are any Excluded Assets, the Purchase Price shall be reduced to the sum of the Allocated Purchase Prices for the Real Properties (and the other Property related thereto) which are not Excluded Assets (collectively, the “Included Assets”; and such sum, the “Adjusted Purchase Price”). If any Real Property becomes an Excluded Asset, the remaining Included Assets in the applicable Closing Bucket shall thereafter be deemed “all of the Included Assets” in such Closing Bucket.

4.1.2 Purchaser acknowledges that the consent of (or waiver of a right to purchase or first refusal or similar right by) a third party (which may include a governmental entity) is necessary in order for Sellers to convey the Real Properties (or Ownership Interests therein, if applicable) described on Exhibit E attached hereto (“Restricted Properties”), each of which is in Closing Bucket 3, Closing Bucket 4, Closing Bucket 5 or Closing Bucket 7. If a required consent or waiver (each, a “Waiver”) for a Restricted Property is not received (or the applicable right has not expired or been deemed to have been waived) on or before March 25, 2016 (“Outside Date”) or if a third party exercises its purchase right as to a Restricted Property and either (i) acquires such Restricted Property prior to the Outside Date or (ii) is not yet obligated to close on the purchase of such Restricted Property as of the Outside Date pursuant to the applicable purchase right then such Restricted Property shall be deemed to be an Excluded Asset, Section 4.1.1 shall apply and the remaining assets (if any) in the applicable Closing Bucket shall be Included Assets (subject to the other terms and conditions of this Agreement).

4.1.3 On or before December 14, 2015, Sellers shall deliver written notice to Purchaser (“Closing Notice”) identifying which Included Assets shall close on January 14, 2016 (the “Initial Closing Date”); provided that (a) Closing Bucket 1 and Closing Bucket 6 shall close on the Initial Closing Date, (b) with respect to Closing Bucket 2, Sellers may include all, or less than all, of the Included Assets in such Closing Bucket in the Closing Notice, (c) with respect to Closing Bucket 3, Sellers may elect to include all, or less than all, of the Included Assets in such Closing Bucket (provided for any Restricted Property in Closing Bucket 3 to be included, Sellers shall have received the necessary Waiver for such Restricted Property), (d) with respect to Closing Bucket 4 or Closing Bucket 7, such Closing Bucket must be included if all necessary Waivers for the Restricted Properties in such Closing Bucket have been received by December 14, 2015, and (e) with respect to Closing Bucket 4, Closing Bucket 5 and Closing Bucket 7, Sellers must either include the entire Closing Bucket in the Closing Notice or omit such Closing Bucket in the Closing Notice (provided Sellers may include any such Closing Bucket in the Closing Notice only if Sellers have received all necessary Waivers for any Restricted Properties in such Closing Bucket). Notwithstanding the foregoing, Purchaser shall have the right to extend the Initial Closing Date to February 11, 2016 by (i) delivery of written notice to Sellers (an “Extension Notice”) on or before December 14, 2015 and (ii) depositing an additional FIFTY MILLION and No/100ths DOLLARS ($50,000,00.00) (“Additional Earnest Money”) with Escrowee on or before December 14, 2015, which shall constitute additional Earnest Money to be held by Escrowee in accordance with this Agreement and the Earnest Money Escrow Instructions and allocated for all purposes hereunder in accordance with Section 4.1.5 hereof.

4.1.4 With respect to any Included Assets not scheduled to close on the Initial Closing Date in accordance with the Closing Notice, the following shall apply:

(a) On or before January 14, 2016, Sellers shall deliver written notice to Purchaser identifying which Included Assets that did not close on the Initial Closing Date shall close on February 11, 2016 (the “Second Closing Date”); provided that (a) the Applicable Closing Date with respect to the Included Assets in Closing Bucket 2, that did not close on the Initial Closing Date shall be February 11, 2016, and (b) with respect to Closing Bucket 3, those Included Assets in Closing Bucket 3 for which the necessary Waivers have been obtained by January 14, 2016 shall be included (it being agreed with respect to Closing Bucket 3 only, all, or less than all, of the Included Assets in such Closing Bucket may be included) (c) with respect to Closing Bucket 4 and Closing Bucket 7, such Closing Bucket must be included in such written notice if all necessary Waivers for such Closing Bucket have been received by January 14, 2016 and (d) with respect to Closing Bucket 4, Closing Bucket 5 and Closing Bucket 7, Sellers must either include the entire Closing Bucket in such notice or omit such Closing Bucket from such notice.

(b) In the event that any portion of Closing Bucket 3 does not close on the Initial Closing Date or the Second Closing Date, then the portion of Closing Bucket 3 for which necessary Waivers have been received shall close on the next date (“Target Date”) that Closing Bucket 4 or Closing Bucket 5 is scheduled to close, provided written notice thereof has been given to Purchaser at least twenty one (21) days prior to the date that the next of Closing Bucket 4 or Closing Bucket 5 is scheduled to close (which notice Sellers shall give on the day such Waivers are received). If the Applicable Closing on any Included Assets in Closing Bucket 3 does not occur in accordance with the previous clause because the requisite twenty one (21) day notice could not be given and each of Closing Bucket 4 and Closing Bucket 5 have closed, then the portion of Closing Bucket 3 for which the necessary Waivers have been obtained shall close on the date which is twenty one (21) days after Sellers give Purchaser written notice that such Waivers have been received, but no later than April 15, 2016, provided, if the Waiver for any Restricted Property in Closing Bucket 3 is not received by the Outside Date, such Restricted Property shall become an Excluded Asset.

(c) In the event Closing Bucket 4 does not close on the Initial Closing Date or the Second Closing Date, then all (but not a portion) of such Closing Bucket shall close on the date which is twenty one (21) days after Sellers give Purchaser written notice that all necessary Waivers for Restricted Properties in such Closing Bucket have been received (which notice Sellers shall give on the day such Waivers are received), but no later than April 15, 2016, provided, if the Waiver for any Restricted Property in Closing Bucket 4 is not received by the Outside Date, such Restricted Property for which a Waiver is not received shall become an Excluded Asset.

(d) In the event Closing Bucket 5 does not close on the Initial Closing Date or the Second Closing Date, then all (but not a portion) of Closing Bucket 5 shall close on any Business Day identified by Sellers by written notice to Purchaser that is at least twenty one (21) days after Sellers give Purchaser written notice that all necessary Waivers for the Restricted Properties in Closing Bucket 5 have been received, but no later than April 15, 2016, provided, if the Waiver for any Restricted Property in Closing Bucket 5 is not received (or if Sellers fail to give notice thereof) by the Outside Date, such Restricted Property for which a Waiver is not received shall become an Excluded Asset.

(e) In the event Closing Bucket 7 does not close on the Initial Closing Date or the Second Closing Date, Closing Bucket 7 shall close on the date which is twenty one (21) days after Sellers give Purchaser written notice that the necessary Waiver for the Restricted Property in Closing Bucket 7 has been received, but no later than April 15, 2016, provided, if the Waiver for the Restricted Property in Closing Bucket 7 is not received by the Outside Date, such Restricted Property shall become an Excluded Asset.

(f) Notwithstanding the foregoing, but subject to providing the notices required above, (i) Sellers may elect to close multiple Closing Buckets on the same day in accordance with the above, and (ii) if an Applicable Closing Date otherwise shall occur on a day that is not a Business Day or that constitutes a bank holiday according to the Securities Industry and Financial Markets Association (“Bank Holiday”), such Applicable Closing Date shall be postponed to the next Business Day that is not a Bank Holiday.

(g) Sellers shall give written notice to Purchaser within one (1) Business Day following receipt by Sellers of each Waiver for each Restricted Property.

4.1.5 At any Applicable Closing, (i) the portion of the Adjusted Purchase Price payable at such Applicable Closing shall equal the sum of the Allocated Purchase Prices for the Included Assets which are the subject of the Applicable Closing (the “Allocated Closing Purchase Price”) and (ii) the portion of the Earnest Money (including the Additional Earnest Money (if deposited)) to be applied to the Allocated Closing Purchase Price at such Closing (the “Allocated Closing Earnest Money”) shall equal the product of (x) 0.85 multiplied by (y) the sum of the Allocated Earnest Money amounts set forth opposite each of the Included Assets on the Company Disclosure Letter which are the subject of the Applicable Closing (each the “Allocated Earnest Money”). Subject to Section 7.2, any unallocated Earnest Money (which shall initially equal 15% of the Earnest Money and which shall include 15% of any Additional Earnest Money deposited by Purchaser in accordance with Section 4.1.3 hereof) shall be applied to the Purchase Price (as adjusted) at the Final Closing with any balance returned to Purchaser. The closing with respect to the last remaining Real Properties in the Portfolio is referred to as the “Final Closing”. Any Earnest Money remaining unapplied after Final Closing has been completed shall be returned to Purchaser.

4.1.6 Purchaser shall reasonably cooperate at no material cost or expense to Purchaser, as requested by Sellers, to facilitate the assignment and assumption of the Office Lease.

4.2 Seller’s Closing Deliveries. At each Applicable Closing, each Seller shall execute and deliver to Purchaser, with respect to itself and the applicable Properties included in such Applicable Closing, the following, except to the extent otherwise provided in Schedule 3-B in the case of Entity Transfer Properties:

4.2.1 except with respect to the Entity Transfer Properties, a Special Warranty Deed or Grant Deed (or equivalent form of deed to the extent customary or required in the applicable jurisdiction which has the effect of providing special warranties of title against acts of grantor but none other) (the “Deed”) which shall be subject only to the Permitted Exceptions, and include provisions substantially similar to those set forth on Exhibit F related to certain indemnities and, to the extent required pursuant to Section 11.4, restrictions related to condominium conversion (“Condominium Provisions”). Notwithstanding the foregoing, with respect to any Real Property which is owned by a trustee under the provisions of a Florida land trust agreement, (a) the Deed shall be in the form of City National Bank of Florida’s standard trustee’s deed in the form of Exhibit G attached hereto, (b) to the extent required pursuant to Section 11.4, the Condominium Provisions shall be contained in a separate recordable instrument other than the Deed, and (c) all of the deliverables listed in Section 4.2 other than the Deed will be signed by the applicable Seller that is the beneficiary under the terms of such trusts;

4.2.2 a bill of sale in the form attached hereto as Exhibit H;

4.2.3 a letter advising Tenants under the Leases (to be assigned) in the form attached hereto as Exhibit I-1 and a letter advising service providers under the Assumable Service Contracts and Assumable Non-Recurring Contracts in the form of Exhibit _I-2 attached hereto;

4.2.4 an Assignment and Assumption of Leases, Security Deposits, Service Contracts and Non-Recurring Contracts (with respect to Leases, Assumable Service Contracts and Assumable Non-Recurring Contracts in effect as of the Applicable Closing) in the form attached hereto as Exhibit J;

4.2.5 an Assignment and Assumption of Intangibles in the form attached hereto as Exhibit K;

4.2.6 an Assignment and Assumption of Office Lease in the form attached hereto as Exhibit L (which shall only be delivered if the landlord thereunder consents to such assignment as required thereunder, and shall be delivered at the Applicable Closing next occurring after receipt of such consent, provided that in the event that such consent is denied or not granted by the landlord at or prior to April 15, 2016, then Sellers shall be permitted to exclude the Office Lease from the Property to be conveyed pursuant to this Agreement);

4.2.7 an affidavit from the applicable Seller (if it is not a disregarded entity, in which event it shall so state) or the taxpayer for federal income tax purposes (if the applicable Seller is a disregarded entity) dated as of the Applicable Closing Date, stating under penalty of perjury such party’s U.S. taxpayer identification number and that such party is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), in form and substance required under U.S. Dept. of Treasury Regulation Section 1.1445-2(b)(2);

4.2.8 such evidence of such Seller’s power and authority as the applicable Title Insurer may reasonably require;

4.2.9 a closing statement (the “Closing Statement”), as required by Section 4.4 below, setting forth the prorations, credits and adjustments to the Allocated Closing Purchase Price for such Applicable Closing (there shall be one Closing Statement for this Agreement and one separate closing statement for each Other Agreement, provided that the Closing Statement for this Agreement and each Other Agreement shall contain separate sections for each Property and a master disbursement summary) executed by all of the applicable Sellers and Purchaser, provided, if one or more Restricted Properties are subject to a separate Applicable Closing, then there shall be a separate closing statement with respect to each such Applicable Closing);

4.2.10 a certificate, executed by such Seller, updating such Seller’s representations and warranties set forth in Section 10.1 as if made on the Applicable Closing Date;

4.2.11 an updated Rent Roll (as hereinafter defined) dated no earlier than ten (10) days prior to the Applicable Closing Date;

4.2.12 completed and executed transfer tax forms, tax withholding certificates, excise tax forms and all other instruments as are customarily executed by sellers in the states where the applicable Real Property included in such Applicable Closing is located to effectuate the conveyance of property similar to such Real Property;

4.2.13 such evidence that Title Insurer may reasonably require for the proper consummation of the transaction contemplated by this Agreement including the execution of an Owner’s Affidavit in the form of Exhibit U (or otherwise in form reasonably acceptable to Sellers and Title Insurer) and a Gap Indemnity in the form of Exhibit V (or otherwise in form acceptable to Sellers and Title Insurer) each sufficient for Title Insurer to issue the Owner’s Policies;

4.2.14 Intentionally Omitted;

4.2.15 to the extent in Sellers’, Current Owners’ or Owners’ possession and control and to be conveyed to Purchaser under Section 1 above, keys and codes for the Properties, copies of Sellers’, Current Owners’ and Owners’ books and records relating to the operation of the Properties, including, without limitation, Tenant files, advertising materials, and other items, if any, used in the operation of the Properties (all of which shall be left at the applicable Real Property);

4.2.16 letters to vendors giving notice of termination under all Terminable Service Contracts (as hereinafter defined);

4.2.17 Intentionally Omitted;

4.2.18 Intentionally Omitted;

4.2.19 the Office Lease Estoppel Certificate with respect to the Office Lease or, to the extent such Office Lease Estoppel Certificate has not been obtained, the Seller Estoppel Certificate with respect to the Office Lease, if Sellers elect to deliver the Seller Estoppel Certificate;

4.2.20 such assignment and assumption instruments as are necessary to assign the benefits and rights of each applicable Seller under any CC&R (as hereinafter defined) to the extent such rights and benefits would not inure to the applicable Purchaser without the execution and delivery of an instrument of assignment if (a) Purchaser prepares such instruments, (b) Purchaser provides such instruments to Sellers at least ten (10) days prior to the Applicable Closing Date, (c) such instruments contain an assumption by Purchaser of all obligations under the CC&R accruing from and after the applicable Closing Date and (d) such instruments do not result in additional material cost or liability to ERPOP Parties (such instruments, “CC&R Assignments”); and

4.2.21 any additional documents, instruments or agreements that Purchaser or the Title Insurer may reasonably and customarily require for the proper consummation of the transaction contemplated by this Agreement which do not impose material additional liability upon the ERPOP Parties except to the extent otherwise required hereunder (including, without limitation, any cost, expenses or liabilities to Cure Objectionable Title Matters).

4.3 Purchaser’s Closing Deliveries. At each Closing, Purchaser shall execute and deliver to Sellers, with respect to the applicable Properties included in such Closing, the following, except to the extent otherwise provided in Schedule 3-B in the case of Entity Transfer Properties:

4.3.1 the funds required pursuant to Section 2.2 above to be delivered by Purchaser at such Closing;

4.3.2 the Closing Statement referenced in Section 4.2.9 above;

4.3.3 the Assignment and Assumption of Leases, Security Deposits, Service Contracts and Non-Recurring Contracts;

4.3.4 the Assignment and Assumption of Intangibles;

4.3.5 the Assignment and Assumption of Office Lease, if applicable;

4.3.6 such evidence of Purchaser’s power and authority as the applicable Title Insurer may reasonably require;

4.3.7 a certificate updating Purchaser’s representations and warranties in Section 10.4 as if made on the Applicable Closing Date;

4.3.8 completed and executed transfer tax forms, affidavits, excise tax forms and all other instruments as are customarily executed by purchasers in the states where the applicable Real Property included in such Applicable Closing is located to effectuate the conveyance of property similar to such Real Property;

4.3.9 the CC&R Assignments;

4.3.10 Intentionally Omitted; and

4.3.11 any additional documents, instruments or agreements that Sellers or the Title Insurer may reasonably and customarily require for the proper consummation of the transaction contemplated by this Agreement which does not impose material additional liability on Purchaser.

4.4 Closing Prorations and Adjustments. Sellers shall prepare the Closing Statement setting forth the prorations and adjustments required by this Agreement for each Applicable Closing and submit it to Purchaser for Purchaser’s review and approval, in its reasonable discretion, at least five (5) Business Days prior to the Applicable Closing Date. The following items are to be prorated, adjusted or credited (as appropriate) with respect to Real Properties included in the Applicable Closing as of the close of business on the Applicable Closing Date, it being understood that for purposes of prorations and adjustments, Sellers shall be deemed to be the owner of the applicable Real Property up to 11:59 p.m. on the date immediately prior to but not including the Applicable Closing Date and Purchaser shall be deemed to be the owner of the applicable Real Property on and following the Applicable Closing Date (and with respect to Entity Transfer Properties all prorations as between Entity Sellers and Purchaser shall be calculated for purposes of this Section 4.4, as if at the Applicable Closing, Entity Sellers directly conveyed the Real Properties to Purchaser, unless otherwise specified):

4.4.1 Taxes, all on a cash basis (i.e., Taxes due and payable in the fiscal tax year which includes the Applicable Closing Date), with Sellers responsible for Taxes attributable to the portion of the fiscal tax year which is prior to the Applicable Closing Date and Purchaser responsible for Taxes attributable to the remainder of the fiscal tax year (which prorations shall be calculated on the basis of the most recent available tax bill if the current bill is not then available); Purchaser shall not receive a credit in respect of, and shall pay, all supplemental Taxes due and payable after the Applicable Closing which are triggered by the Applicable Closing or which otherwise arise due to events or actions first occurring upon or after the Applicable Closing;

4.4.2 the rent payable by Tenants under the assigned Leases; provided, however, that rent and all other sums which are due and payable to a Current Owner or Owner prior to the Applicable Closing Date by any Tenant but uncollected as of the Applicable Closing Date (collectively, the “Delinquent Amounts”) shall not be adjusted. At each Applicable Closing, the applicable Seller shall deliver to Purchaser a schedule of all such Delinquent Amounts then outstanding. In the event any Delinquent Amount is omitted from such schedule, Sellers shall not be deemed to have waived their rights to such Delinquent Amount. Purchaser shall include any and all Delinquent Amounts in the first bills submitted to the Tenants in question after the Applicable Closing, and shall continue to do so for six (6) months thereafter, provided that Purchaser shall not be obligated to take any other action to collect any Delinquent Amounts. Sellers shall not have the right to commence any legal action to collect any Delinquent Amounts following the Applicable Closing Date from any tenant in possession but may pursue action against tenants that have vacated. Purchaser shall promptly remit to Sellers any Delinquent Amounts received by Purchaser from and after the Applicable Closing Date, provided that a deficiency in the total rent due Purchaser is not created thereby (for clarity, all amounts received by Purchaser from such Tenant shall be applied first to all amounts then due to Purchaser under its Lease and then to the Delinquent Amount);

4.4.3 the amount of unapplied refundable security deposits held by Current Owners under the Leases, excluding any such security deposits or portions thereof applied by Current Owners or Owners prior to Closing, provided that Sellers shall be obligated to return to Purchaser the amount of any security deposits improperly applied by Current Owners or Owners, together with required interest thereon; except only to the extent required by applicable law, in lieu of such credit, such transfer shall be effected by transfer by Sellers to Purchaser at the Applicable Closing of the segregated bank deposit account in which the security deposits are held; provided, that with respect to the Real Properties located in the State of Washington, if required by law, prepaid rents and security deposits held under Leases shall not be credited to Sellers and, instead, shall be paid by Sellers into escrow and, at the Applicable Closing, shall be transferred to and deposited by Purchaser into a trust account in compliance with RCW 59.18.270;

4.4.4 water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax); provided, however, that any deposits with utility companies shall remain the property of Sellers (or credited to Entity Sellers in the event of Entity Transfers) and shall not otherwise be prorated or credited (to the extent possible, utility prorations will be handled by meter readings on the day immediately preceding the Applicable Closing Date);

4.4.5 amounts due and payable, or prepaid, by Current Owners or Owners under the Assumable Service Contracts and any unamortized portion of any lump sum or upfront payments paid to Sellers under Assumable Service Contracts set forth on Exhibit FF;

4.4.6 Sellers shall receive a credit at the Applicable Closing for all amounts incurred or paid by Current Owners or Owners after the Effective Date and prior to or at the Applicable Closing for capital expenditures for which Purchaser is obligated to reimburse Sellers pursuant to Section 13.11 hereof, and Purchaser shall receive a credit at the Applicable Closing for all amounts for which Purchaser is to receive a credit pursuant to Section 13.11 hereof;

4.4.7 assignable license and permit fees;

4.4.8 Tenant Inducements (as hereinafter defined) and brokerage commissions (together “Leasing Costs”) (a) set forth on Exhibit Z and (b) with respect to commercial leases which are executed after the Effective Date in compliance with this Agreement, shall be the responsibility of Purchaser. “Tenant Inducements” means any amounts required under a commercial lease to be paid or credited by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs (other than those accruing as a result of a buyout option executed by Purchaser after the Applicable Closing Date, which buyout costs shall be Purchaser’s sole and exclusive responsibility) and moving, design, refurbishment and improvement costs or allowances, but specifically excluding loss of income resulting from any free rental period (it being agreed that Current Owners and Owners shall bear the loss resulting from any free rental period until the Applicable Closing Date and that Purchaser shall bear such loss from and after the Applicable Closing Date). If, as of the Applicable Closing Date, Current Owners and Owners shall have paid or provided a credit to the tenant for any Leasing Costs related to commercial leases for which Purchaser is responsible pursuant to this Section 4.4.8, Sellers shall be credited with an amount equal to such Leasing Costs at the Applicable Closing.

If, as of the Applicable Closing Date, Current Owners and Owners shall not have paid or provided a credit to the tenant for any Leasing Costs related to commercial leases for which Current Owners and Owners are responsible to have paid or provided a credit to the tenant prior to the Applicable Closing Date, Purchaser shall be credited with an amount equal to such Leasing Costs and Purchaser shall assume the obligation to pay the same;

4.4.9 Any percentage rent collected in connection with any commercial Leases shall not be prorated at the Applicable Closing but shall be prorated after the applicable lease year is over and total revenues and breakpoint have been reconciled under the applicable Lease, with such revenues and breakpoint allocated evenly over the year in which the Applicable Closing occurs on a daily basis and any amount payable from one party to the other shall be paid promptly after such reconciliation is required under the applicable Lease;

4.4.10 Tenants under certain commercial Leases are currently paying certain Current Owners and Owners certain amounts (referred to herein as “Tenant Reimbursements”) based on the applicable Seller’s estimates for real estate taxes and assessments, common area maintenance, operating expenses and similar expenses of such Current Owner or Owner (collectively, “Seller Expenses”). To the extent collected by any Current Owner or Owner prior to the Applicable Closing, Tenant Reimbursements paid by Tenants for the calendar month in which the Applicable Closing occurs shall be prorated between Purchaser and such Sellers based on the number of days of such month the applicable Real Property (or Ownership Interests in the Owner owning such Real Property, as applicable) will have been owned by Purchaser and Seller or Current Owner (as applicable), respectively. There shall be no proration of such Tenant Reimbursements which are delinquent as of Closing. Tenant Reimbursements collected on or after the Applicable Closing Date shall be collected and applied in the same manner as other rents in accordance with Section 4.4.2 above. At each Applicable Closing, Sellers shall deliver to Purchaser a schedule of all delinquent Tenant Reimbursements with respect to Real Properties subject to such Applicable Closing. In the event any delinquent Tenant Reimbursements are omitted from such schedule, Sellers shall not be deemed to have waived its rights to such amounts. Purchaser shall include the amount of delinquent Tenant Reimbursements in the first bills thereafter submitted to the Tenants in question after the Applicable Closing, and shall continue to do so for six (6) months thereafter. Not later than ninety (90) days after each Applicable Closing, Sellers shall determine the Tenant Reimbursements paid to Current Owners or Owners by Tenants and Seller Expenses for the portion of the calendar year in which the Applicable Closing occurs that Current Owners or Sellers owned the applicable Real Properties (or Ownership Interests in the Owner of such Real Properties, as applicable). If the amount of Tenant Reimbursements collected by Current Owners or Owners for such year is less than the amount of Seller Expenses for such year, then Purchaser shall promptly remit the difference to the applicable Seller. If the amount of Tenant Reimbursements collected by Current Owners or Owners for the calendar year in which the Applicable Closing occurs exceeds the amount of Seller Expenses paid by Current Owners or Owners for such year, then Sellers shall remit such excess amounts to Purchaser. Upon receipt of such excess amounts, Purchaser shall be thereafter obligated to promptly remit the applicable portion to the particular Tenants entitled thereto. Purchaser shall indemnify, defend and hold Sellers harmless from and against any losses, claims, damages and liabilities, including, without limitation, reasonable attorneys’ fees and expenses incurred in connection therewith, arising out of or resulting from Purchaser’s failure to remit any amounts actually received from Sellers to Tenants in accordance with the provisions hereof. Sellers shall be responsible for the reconciliation with Tenants of Tenant Reimbursements and Seller Expenses for 2015 and prior years;

4.4.11 Intentionally Omitted;

4.4.12 legal fees and consulting fees incurred or payable in connection with any Tax Appeals (as hereinafter defined) with respect to the Seller Period (as hereinafter defined) or the tax period in which the Applicable Closing Date for such Properties occurs shall be prorated over the fiscal tax year(s) involved, with Sellers being responsible for the pro rata share applicable to the portion of such fiscal tax years occurring prior to the Applicable Closing Date and Purchaser being responsible for the pro rata share applicable to the portion of such fiscal tax years occurring from and after the Applicable Closing Date, provided that in each case such fees shall be paid first from the proceeds of any recovery of Taxes in connection with such Tax Appeals and the balance, if any, shall be prorated in accordance herewith. If, as of the Applicable Closing Date, Current Owners or Owners shall have paid any such fees for which Purchaser is responsible pursuant to this Section 4.4.12, Sellers shall be credited with an amount equal to such fees at the Applicable Closing. If, as of the Applicable Closing Date, Current Owners or Owners shall not have paid such fees for which Current Owners or Owners, as applicable, are responsible to pay or have paid pursuant to this Section 4.4.12, Purchaser shall be credited with an amount equal to such fees and Purchaser shall assume the obligation to pay the same. Notwithstanding the foregoing, such fees only shall be prorated to the extent of any Tax savings attributable to such fees;

4.4.13 other similar items of income and expenses of operation.

Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at an Applicable Closing shall be reprorated and finally adjusted as soon as practicable after the Applicable Closing Date; otherwise, subject to the provisions of Sections 4.4.2, 4.4.8 and 4.4.9 above, all prorations shall be final.

As of the Effective Date, Current Owners or Owners may be seeking adjustments to real estate, ad valorem and/or personal property rates imposed upon and/or assessed values ascribed to the Real Properties (any such actions being collectively referred to as “Tax Appeals”). If a Tax Appeal is warranted in Sellers’ reasonable discretion, Current Owners and Owners shall file all necessary and appropriate Tax Appeal forms for the tax period in which the Applicable Closing Date occurs, to the extent such forms must be filed prior to the Applicable Closing Date, and subject to consultation with Purchaser. Current Owners and Entity Sellers (to the extent the Ownership Interests in the applicable Owners are transferred to Purchaser) retain the right to commence additional Tax Appeals for tax periods prior to tax periods during which the Applicable Closing Date on which title to the applicable Real Properties or Ownership Interests in the applicable Owners are transferred to Purchaser occurs (such period, the “Sellers’ Period”); provided, however, that with respect to any such Tax Appeals with respect to the Sellers’ Period, Current Owners and Entity Sellers shall provide Purchaser with prior written notice thereof and consult with Purchaser with respect to such tax appeals, subject to Section 13.9 below. Current Owners and Entity Sellers reserve the right to meet with government officials and to contest any assessment or reassessment governing or affecting the Real Properties’ real estate ad valorem and/or personal property taxes solely for any Sellers’ Period and to attempt to retain a refund for any taxes previously paid. Purchaser shall have the exclusive right to commence Tax Appeals with respect to periods after the Applicable Closing Date on which title to the applicable Real Properties or Ownership Interests in the applicable Owners are transferred to Purchaser and with respect to periods in which such Applicable Closing Date occurs (such periods, the “Purchaser’s Period”). From and after the Applicable Closing Date, subject to the foregoing qualifications, (a) Purchaser will take all actions and execute and deliver all documents Sellers reasonably request in order to enable Sellers to continue to pursue the Tax Appeals solely with respect to the Sellers’ Period at no out of pocket expense to Purchaser, and (b) Sellers and Current Owners will take all such actions and execute and deliver all documents Purchaser reasonably requests in order to enable Purchaser to pursue any Tax Appeal solely with respect to the Purchaser’s Period at no out of pocket expense to Sellers. Subject to the foregoing qualifications, Purchaser and Current Owners hereby agree to execute all consents, receipts, instruments and documents which may reasonably be requested in order to facilitate settling any Tax Appeal proceeding commenced by Current Owners or Purchaser, as applicable, in accordance with this paragraph and collecting the amount of any tax refund with respect thereto. Notwithstanding the foregoing, neither Sellers, Current Owners nor Owners shall take any action which would result in Taxes being reduced for Seller’s Period if such reduction is conditioned upon or otherwise part of an agreement for or could result in an increase in Taxes for Purchaser’s Period, and from and after the Applicable Closing Date, neither Purchaser nor Owners shall take any action which would result in Taxes being reduced for Purchaser’s Period if such reduction is conditioned upon or otherwise part of an agreement for or could result in an increase in Taxes for Sellers’ Period (unless Purchaser agrees to reimburse Seller for such increase).

This Section 4.4 shall survive the Applicable Closing.

4.5 Transaction Costs. Sellers and Purchaser shall pay, in accordance with custom in the applicable jurisdictions in which the Real Properties are located as set forth on Schedule 5 attached hereto, the following: (i) premiums for the Owner’s Policies, loan policies and endorsements thereto (in each case net of available rebates), (ii) transfer taxes, excise taxes, documentary stamps or similar charges and (iii) escrow fees and recording fees. Purchaser shall pay Incremental Transfer Taxes, the costs of Updated Surveys and Eagle 9 UCC Insurance Policy or UCC-Plus Policy or its equivalent with respect to the Ownership Interests that Purchaser may elect to obtain and all costs related to Purchaser’s financing (including but not limited to mortgage tax, intangibles tax and similar taxes (but, for the avoidance of doubt, excluding transfer taxes, excise taxes, documentary taxes and similar charges (which shall be allocated as set forth on Schedule 5) unless imposed as a result of Purchaser’s financing, it being agreed that the responsibility for payment of any such transfer taxes, excise taxes, documentary taxes and similar charges imposed as a result of an SPE Transfer (as hereinafter defined) shall be governed by Section 6 of Schedule 3-B)). Sellers and Purchaser shall, however, be responsible for the fees of their respective attorneys. This Section 4.5 shall survive any Applicable Closing and any termination of this Agreement.

4.6 Possession. On the Applicable Closing Date, possession of the applicable Properties included in such Applicable Closing shall be delivered to Purchaser, subject only to such matters as are expressly permitted by or pursuant to this Agreement.

4.7 Conditions Precedent—Purchaser. The obligation of Purchaser to consummate the acquisition of the applicable Properties or Ownership Interests at each Applicable Closing is subject to the satisfaction (or waiver by the Purchaser, acting in its sole discretion) as of the Applicable Closing Date of the following conditions:

4.7.1 If Purchaser has complied in all respects with all requirements to be complied with by the proposed insured and satisfied in all respects all conditions to be complied with and satisfied by the proposed insured under the Title Commitments, the applicable Title Insurer shall be irrevocably committed to issue (x) an Owner’s Policy with respect to each Real Property to be conveyed at the Applicable Closing, subject only to the Permitted Exceptions, and (y) if applicable and available in the applicable jurisdiction, a Non-Imputation Endorsement (as hereinafter defined) to the applicable Owner’s Policy each naming Purchaser (or its designee or lender, as applicable) as the insured, in the amount of the Allocated Purchase Price and dated as of the date of the Applicable Closing. In the event the foregoing condition is not satisfied, then the Applicable Closing, or, at Purchaser’s option, the Applicable Closing only for the Real Properties for which such condition is not satisfied, shall be extended until such condition is satisfied, provided if the condition is not satisfied as of the Outside Date, then such Real Property shall be deemed an Excluded Asset. Issuance of any endorsements (other than a Non-Imputation Endorsement in the form attached hereto as Exhibit GG to the extent required above with respect to Owner’s Policies issued with respect to Entity Transfer Properties (the “Non-Imputation Endorsements”)) shall not be a condition to Purchaser’s obligation to close and Sellers shall not be required to take any action in connection with such issuance (other than delivery of non-imputation affidavits in form and substance attached hereto as Exhibit HH or as otherwise required by the Title Insurers in order to issue the Non-Imputation Endorsements (the “Non-Imputation Affidavits”)) except as expressly provided herein. With respect to Entity Transfer Properties, Purchaser may seek to obtain UCC title coverage for title to the Ownership Interests under an Eagle 9 UCC Insurance Policy or UCC-Plus Policy or its equivalent but such coverage shall not be a condition to closing.

4.7.2 Intentionally Omitted

4.7.3 Subject to Section 7.3.3, each of the representations and warranties made by each Seller and Owner in this Agreement shall be true and correct when made and on and as of the Applicable Closing Date as though such representations and warranties were made on and as of the Applicable Closing Date. In the event the foregoing condition is not satisfied, then Purchaser shall be entitled to exercise the applicable remedies set forth in Section 7.3 hereof.

4.7.4 Each Seller shall have performed or complied with each obligation and covenant required by this Agreement to be performed or complied with by such Seller on or before the Applicable Closing. In the event the foregoing condition is not satisfied, then Purchaser shall be entitled to exercise the applicable remedies set forth in Section 7.3 hereof.

4.7.5 On the Applicable Closing Date, the sale of a Real Property or Ownership Interest (as applicable) shall not be prohibited by an injunction or otherwise prohibited in connection with any legal proceeding. In the event the foregoing condition is not satisfied, then the closing for such Real Property or Ownership Interest (as applicable) shall be extended until such prohibition is no longer in effect, provided, if such prohibition is still in effect as of the Outside Date, then such Real Property shall be an Excluded Asset. Notwithstanding the foregoing, if such prohibition results from a breach by Purchaser hereunder or any other wrongful action initiated by Purchaser with the intent of hindering or interfering with such sale, then this condition shall not apply.

4.8 Conditions Precedent—Seller. The obligation of Sellers to consummate the sale of the applicable Properties or Ownership Interests at each Applicable Closing is subject to the satisfaction (or waiver by the Sellers, acting in its sole discretion) as of the Applicable Closing Date of the following conditions:

4.8.1 Intentionally Omitted.

4.8.2 On the Applicable Closing Date, the sale of a Real Property or Ownership Interest (as applicable) shall not be prohibited by an injunction or otherwise prohibited in connection with any legal proceeding. In the event the foregoing condition is not satisfied, then the closing for such Real Property or Ownership Interest (as applicable) shall be extended until such prohibition is no longer in effect, provided, if such prohibition is still in effect as of the Outside Date, then such Real Property shall be an Excluded Asset. Notwithstanding the foregoing, if such prohibition results from a breach by any of the ERPOP Parties or any other wrongful action initiated by any such party with the intent of hindering or interfering with such sale, then this condition shall not apply.

5. CASUALTY LOSS AND CONDEMNATION. If, prior to the Applicable Closing, any Real Property or any part thereof shall be condemned, taken by any governmental or quasi-governmental authority or destroyed or damaged by fire or other casualty, Sellers shall promptly so notify Purchaser. In such event, Closing with respect to such Real Property (or related Ownership Interests) shall proceed in accordance with this Agreement and Purchaser shall be entitled to receive, and Seller, Current Owner or Owner, as applicable, shall deliver or cause to be delivered to Purchaser, on the Applicable Closing Date with respect to such Real Property: (a) with respect to a condemnation or taking, an assignment of all of the applicable Seller’s, Current Owner’s or Owner’s (as applicable) right, title and interest in and to the condemnation proceeds to be awarded to such Seller, Current Owner or Owner as a result of such condemnation or other taking (which assignment, in the case of an Entity Transfer shall be made to the Owner), and (b) with respect to a casualty an assignment (executed by Current Owners’ or Owner’s applicable insurance carriers) of all of such Current Owners’ or Owner’s right, title and interest in any insurance proceeds (including without limitation, business interruption insurance), as determined by Current Owners’ or Owners’ insurance adjuster and a credit for the amount of any uninsured loss, underinsured and deductible (including, without limitation, any self-retention) minus any sums reasonably expended by Current Owners or Owners in connection with repairs or restoration of such Real Property (which assignment and payment, in the case of an Entity Transfer shall be made to the Owner). In addition, in the event of the foregoing and after appropriate credit and other items are provided to Purchaser as required by the terms of this Section 5, Purchaser shall deliver to Sellers at the Applicable Closing a release in form reasonably satisfactory to Sellers whereby Purchaser releases Sellers from all ongoing liability and/or claims by Purchaser or its affiliates arising from such condemnation or casualty, but subject to Sellers’ other obligations and liabilities set forth in this Agreement. Notwithstanding the foregoing, in the event of a casualty or casualties causing loss to Purchaser with respect to a portion of the Portfolio which at such time has not closed that is equal to or in excess of Two Hundred Million Dollars ($200,000,000) as reasonably determined by Current Owners’ or Owners’ insurance adjuster, Purchaser may, upon written notice to Sellers within five (5) Business Days of Purchaser’s receipt of such determination, elect to terminate this Agreement as to all Properties not previously the subject of an Applicable Closing, in which event the remaining Earnest Money shall be returned to Purchaser and this Agreement shall be null and void except for obligations which expressly survive termination of this Agreement.

6. BROKERAGE. Sellers, Current Owners and Owners represent and warrant to Purchaser and Purchaser represents and warrants to Sellers that such party has not dealt with any broker, finder or similar party in connection with this transaction. Sellers (for itself and on behalf of Owners and Current Owners) and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party (or, with respect to Sellers, Current Owners and Owners, as applicable) and in any way related to the sale and purchase of the Property, the Ownership Interests, this Agreement or the transactions contemplated herein, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim. This Section 6 shall survive any Applicable Closing and any termination of this Agreement.

7. DEFAULT AND REMEDIES.

7.1 Sellers’ Failure to Close. If a Seller fails by the Applicable Closing Date to deliver at the Applicable Closing the documents within such Seller’s control as required hereunder with respect to the Applicable Closing as to a Property or Ownership Interest owned by such Seller or the applicable Current Owner or Owner (a “Default Property”), and Purchaser is not in material default hereunder after the expiration of all applicable notice and cure periods, and if such failure has not been cured within five (5) days of written notice thereof to Sellers from Purchaser (in which event the Applicable Closing Date shall be extended to the earlier of the date of such cure or the expiration of such five (5) day period, in order to provide Sellers the full five (5) day period to cure such failure), Purchaser may elect (i) to terminate this Agreement, in which event the remaining Earnest Money shall be returned to Purchaser, and if such failure was not caused principally by a reason outside of the control of Sellers, Owners or any of their respective affiliates, Sellers shall pay Purchaser liquidated damages in the amount of (x) Fifty Million Dollars ($50,000,000) multiplied by (y) a fraction, the numerator of which is the sum of the Allocated Purchase Prices for the remaining Included Assets that have not yet been subject of an Applicable Closing (including Included Assets that are scheduled to close concurrently with such Default Property) and the denominator of which is the Purchase Price, and this Agreement shall be null and void subject to any obligations hereunder which expressly survive termination of this Agreement, or (ii) proceed to close on the Applicable Closing Date (except as to the Default Property) and at Purchaser’s election, upon notice to Sellers not more than thirty (30) days after Purchaser becomes aware of such failure, and provided an action is filed within ninety

(90) days thereafter, to seek specific performance with respect to such Default Property, but not monetary damages in addition thereto, provided, however, that if the remedy of specific performance is not available to or practicable for Purchaser as to a Default Property (or the applicable Owner’s Ownership Interests) as a result of the willful and intentional conveyance of the Default Property by Current Owners or their successors and/or assigns or of the Ownership Interest by Entity Sellers or their successors and/or assigns in violation of this Agreement, Purchaser shall be entitled to either (a) pursue an action against Current Owners and/or Entity Sellers for Purchaser’s actual damages and Special Damages (but not punitive damages or consequential damages other than Special Damages) as a result of such default related to such Real Property (and if Purchaser has elected to pursue the remedies in this clause (a) with respect to all Properties, then Purchaser also shall have the right to terminate this Agreement, in which event the remaining Earnest Money shall be returned to Purchaser) or (b) elect to pursue the remedies set forth in clauses (i) or (ii) above. Purchaser may not seek remedy set forth in Clauses (i) or (ii) above with respect to a Default Property if Purchaser is seeking the remedy in Clause (a) above with respect to such Default Property. Purchaser’s failure to make such election within thirty (30) days after expiration of the five (5) day cure period shall be deemed an election under clause (i) above (and in such event the Applicable Closing Date shall be extended to the expiration of such thirty (30) day period). For purposes hereof, the term “Special Damages” shall mean, without duplication, (x) damages equal to the amount by which the gross proceeds received by Current Owners and/or Entity Sellers (or their respective successors and/or assigns) in connection with the sale of the Default Property exceeds the Allocated Purchase Price for the Default Property hereunder, plus (y) enforcement costs, attorneys’ fees and expenses and any other consequential damages available at law or in equity but excluding damages based on lost profits. THE PARTIES HERETO AGREE THAT THE ACTUAL DAMAGES TO PURCHASER IN SUCH EVENTS ARE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN AND THE AMOUNT TO BE PAID TO PURCHASER UNDER CLAUSE (i) ABOVE IS A REASONABLE ESTIMATE THEREOF AND SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING HEREIN SHALL LIMIT ANY INDEMNITY OBLIGATION FROM SELLERS TO PURCHASER HEREUNDER.

SELLERS’ INITIALS	/s/ SJF

PURCHASER’S INITIALS	/s/ MD

This Section 7.1 shall survive the termination of this Agreement and shall survive the Applicable Closing.

7.2 Purchaser’s Pre-Closing Defaults. If the Applicable Closing does not occur (i) by reason of a material default or breach by Purchaser in the performance of its obligations under this Agreement to pay the Allocated Purchase Price to purchase the applicable Properties and Ownership Interests on the Applicable Closing Date as required hereunder or (ii) due to the failure of Purchaser to comply with any other covenant hereunder (including any delivery of documents within Purchaser’s control as required hereunder with respect to the Applicable Closing as to a Property or Ownership Interest) or the failure of any representation or warranty of Purchaser to be true in all material respects as if made on the Applicable Closing Date, in each case with respect to this clause (ii) if such failure would prohibit, as a matter of law, Purchaser or Sellers from proceeding to close, and, in each case with respect to clauses (i) and (ii), Sellers are not in material default hereunder, then, if such failure has not been cured within five (5) days of written notice thereof to Purchaser from Sellers (in which event the Applicable Closing Date shall be extended to the earlier of the date of such cure or the expiration of such five (5) day period, in order to provide Purchaser the full five (5) day period to cure such failure), Sellers shall have the right, as its sole and exclusive remedy at law and/or in equity, to terminate this Agreement as to all Properties which have not been the subject of an Applicable Closing prior thereto, in which event the remaining Earnest Money shall be paid to Sellers as liquidated damages and this Agreement shall be null and void subject to any obligations hereunder which expressly survive termination of this Agreement. THE PARTIES HERETO AGREE THAT THE ACTUAL DAMAGES TO SELLERS IN SUCH EVENTS ARE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN AND THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE THEREOF AND SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING HEREIN SHALL LIMIT ANY INDEMNITY OBLIGATION FROM PURCHASER TO SELLERS OR SELLERS’ AFFILIATES HEREUNDER.

SELLERS’ INITIALS	/s/ SJF

PURCHASER’S INITIALS	/s/ MD

This Section 7.2 shall survive the termination of this Agreement.

7.3 Failure of Sellers’ Representations, Warranties or Covenants. Except as set forth in Section 7.1 above, if at any time after the Effective Date, either Purchaser or Sellers become aware of any fact or information which makes a representation or warranty of Sellers, Current Owners or Owners contained in this Agreement become untrue or result in a violation of a covenant of Sellers, Current Owners or Owners hereunder, said party shall promptly disclose such fact in writing to the other party hereto. Sellers shall have five (5) days after such written notice to make any such representation or warranty true or to cure such violation of covenant (in which event the Applicable Closing Date shall be extended to the earlier of the date of such cure or the expiration of such five (5) day period, in order to provide Sellers the full five (5) day period to effect such cure), and the following shall apply:

7.3.1 If any of Sellers’, Current Owners’ or Owners’ representations and warranties fail to be true or if any of Sellers’, Current Owners’ or Owners’ covenants are violated, but such failures and/or violations do not, together with all Uncured Title Matters, in the aggregate (collectively with all such failures, violations and Uncured Title Matters under and as defined in each Other Agreement) cause or result in and are not reasonably expected to cause or result in a

Material Adverse Effect, then Purchaser shall be obligated to proceed to close in accordance with the terms of this Agreement, provided, however, that Purchaser shall receive a credit against the Purchase Price in an amount equal to the Purchaser Losses arising out of or resulting from such failures and/or violations, subject to the Liability Limitation and the Liability Threshold. If the parties are unable to agree on the amount of such credit as of the Applicable Closing, then the Applicable Closing shall proceed and the provisions of Section 7.9 shall apply.

7.3.2 If any of Sellers’, Current Owners’ or Owners’ representations and warranties fail to be true or if any of Sellers’ or Current Owners’ covenants are violated, and the result (when calculated to include any Uncured Title Matters together with any failures, violations and Uncured Title Matters under and as defined in the Other Agreements) is or is reasonably expected to cause or result in a Material Adverse Effect, then, upon Sellers’ failure to cause such representations or warranties to become true or violations to be remedied by the expiration of the five (5) day period, Purchaser may elect by written notice to Sellers to either (i) proceed to the Applicable Closing, in which event Purchaser shall receive a credit against the Purchase Price in an amount equal to the Purchaser Losses arising out of or resulting from such failures and/or violations, subject to the Liability Limitation and the Liability Threshold, or (ii) terminate this Agreement, in which event (a) the remaining Earnest Money shall be returned to Purchaser, (b) Sellers shall reimburse Purchaser in an amount equal to the Purchaser Transaction Costs, and (c) this Agreement shall be null and void subject to any obligations hereunder which expressly survive termination of this Agreement. Purchaser’s failure to make such election within five (5) Business Days after expiration of the five (5) day period shall be deemed an election under clause (ii) above (and in such event the Applicable Closing Date shall be deemed to be extended to the expiration of such five (5) Business Day period). “Purchaser Transaction Costs” shall mean all documented, actual, third party out-of-pocket costs and expenses incurred by Purchaser and its Affiliates in connection with negotiating and documenting this Agreement, conducting due diligence activities with respect to the Properties, arranging for and documenting any financing, including, without limitation, all reasonable attorney’s fees and expenses, any lender commitment fees or similar fees, and otherwise in connection with the transaction contemplated by this Agreement, to the extent relating to the Real Properties for which an Applicable Closing has not occurred.

7.3.3 Notwithstanding the foregoing, a representation or warranty shall not be deemed to fail to be true, and a covenant shall not be deemed to have been violated solely as a result of any one or more of the following, except to the extent occurring after the Effective Date: (a) entering into any new Lease, Service Contract or Non-Recurring Contract permitted to be entered into in accordance with this Agreement, (b) any existing Lease, Service Contract or Non-Recurring Contract being amended or terminated (other than as a result of a default thereunder by Sellers, Current Owners or Owners) unless prohibited by this Agreement, (c) any Lease, Service Contact or Non-Recurring Contract expiring by its terms, (d) the initiation or threat of any condemnation proceeding affecting the Real Property, (e) the initiation of any litigation affecting a Real Property, which is covered by an indemnification obligation of Sellers hereunder, (f) tenant delinquencies arising after the Effective Date (other than as a result of a default under the applicable Leases by Sellers, Current Owners or Owners), (g) the failure of Sellers to obtain any necessary waiver or consent regarding a Restricted Property, provided Sellers satisfy any obligations hereunder to attempt to obtain any such waiver or consent to the extent required by this Agreement, or (h) any transfer of Property or an Ownership Interest as permitted by this Agreement.

7.3.4 Without limitation on Purchaser’s rights and remedies under Section 7.3.1, 7.3.2, 7.9 and 11.5, Purchaser is prohibited from making any claims against Sellers after the Applicable Closing Date with respect to any failure of Sellers’, Current Owners’ or Owners representations and warranties contained in this Agreement to be true or any covenant of Sellers, Current Owners or Owners to have been violated if Purchaser has Knowledge thereof prior to the Applicable Closing Date.

7.3.5 Notwithstanding this Section 7.3, in the event the representation and warranty in Section 10.1 below concerning condemnation becomes untrue, Purchaser shall only have the rights provided under Section 5 above.

This Section 7.3 shall survive the termination of this Agreement and shall survive the Applicable Closing.

7.4 Post-Closing Remedies. From and after each Applicable Closing, Sellers and Purchaser shall, subject to the terms and conditions of this Agreement including, without limitation, the terms of Section 12.1 below, have such rights and remedies as are available at law or in equity, provided that neither Sellers nor Purchaser shall be entitled to recover from the other consequential damages (other than Special Damages as expressly provided in Section 7.1) or punitive damages, in each case unless payable to a third party. This Section 7.4 shall survive the Applicable Closing.

7.5 Other Agreements. If a party or its affiliate is in default under any provision of one or more of the Other Agreements, then the Purchaser or Sellers, as the case may be, shall be deemed in default of the corresponding provision of this Agreement. If the purchaser or seller under one or more of the Other Agreements elects to exercise a remedy upon a default under such Other Agreement, then the non-defaulting party hereunder must elect to exercise the same remedy under this Agreement and each Other Agreement. This Section 7.5 shall survive termination of this Agreement and shall survive the Applicable Closing.

7.6 Purchaser Losses. For purposes hereof, the term “Purchaser Losses” shall mean any and all demands, claims, actions, causes of action, assessments, losses, damages (other than consequential damages (other than Special Damages as expressly provided in Section 7.1) or punitive damages, in each case unless payable to a third party), liabilities, costs, Taxes, and expenses, including reasonable attorneys’ fees and disbursements, incurred or suffered by Purchaser at the Applicable Closing or thereafter and any increases in liabilities, obligations, costs, fees and expenses to be assumed by Purchaser at the Applicable Closing or incurred thereafter.

7.7 Material Adverse Effect. For purposes hereof, a “Material Adverse Effect” means aggregate Purchaser’s Losses under this Agreement and under and as defined in each of the Other Agreements in an amount that equals or exceeds Two Hundred Million and no/100ths Dollars ($200,000,000.00) in the aggregate.

7.8 Intentionally Omitted.

7.9 Failure to Agree upon Closing Credit . In the event that this Section 7.9 is applicable pursuant to another section of this Agreement because Sellers and Purchaser cannot agree upon the amount of the credit due to Purchaser at an Applicable Closing, then the Applicable Closing shall proceed and Purchaser shall receive a preliminary credit in the minimum amount that Sellers are agreeable to provide, and Sellers shall deposit in a joint order escrow with Title Insurer the remaining amount (“Disputed Amount”) claimed by Purchaser with respect to such credit (together with such preliminary credit, not to exceed $200,000,000 in the aggregate). As set forth on Exhibit II hereto, the parties agree to negotiate in good faith for thirty (30) days following the Applicable Closing to attempt to determine the extent to which either party is entitled to any or all of the Disputed Amount, and if they are unable to resolve the dispute within such time period, they shall submit to the mediation and arbitration requirements of Exhibit II. Furthermore, interest shall accrue on the Disputed Amount from the expiration of such 30-day period following the Applicable Closing to the date of payment at the rate of 10% per annum and shall be paid to each party entitled to all or any portion of the Disputed Amount, together with a 10% penalty on such amounts, without regard to whether the dispute is resolved through negotiation, mediation or arbitration. The arbitrator may not award either party more than the amount of the Disputed Amount and shall also award the party that in his or her judgment is the prevailing party its reasonable attorneys’ fees and costs. Each party agrees to instruct the Title Insurer to disburse the Disputed Amount in a manner consistent with the final resolution of the arbitration proceeding. This Section 7.9 shall survive the Applicable Closing.

8. INSPECTION.

8.1 Property Information. Except for Sellers’ Representations and Warranties (defined below), neither Sellers, nor any shareholder, officer, director, trustee, beneficiary, member, employee or agent thereof is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to any information regarding the Portfolio which is provided to or made available to Purchaser.

8.2 Access and Insurance. Purchaser and its affiliates, agents, employees, representatives, consultants, surveyors and potential and actual lenders, investors and co-investors (collectively, “Representatives”) may from and after the Effective Date enter onto the Real Properties in accordance with this Section 8.2 upon two (2) Business Days prior notice to Jim Alexander or Dan Henning in each instance (or as otherwise directed by Sellers from time to time), and while thereon, Purchaser and its Representatives shall have reasonable access to the Real Property, including without limitation, Sellers’, Current Owners’ and Owners’ offices, books, contracts, personnel and records, and such right shall continue through Closing. Purchaser’s and its Representatives’ right of inspection pursuant to this Section 8.2 shall be subject to the rights of Tenants under the Leases. Before entering upon any Real Property, Purchaser shall furnish to Sellers certificates of insurance for such Real Property evidencing: (a) commercial general liability insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence and Two Million and No/100ths Dollars ($2,000,000.00) in the aggregate, (b) commercial automobile insurance coverage of not less than One Million and No/100ths Dollars ($1,000,000.00) per occurrence which shall cover liability arising in connection with any automobile at the Real Property (including owned, hired and non-owned automobiles), and (c) workers’ compensation insurance as required by statute in the state where such Real Property is located and employer’s liability insurance of not less than One Million and

No/100ths Dollars ($1,000,000.00) per accident. With respect to the coverages required by clauses (a) and (b) immediately preceding, Sellers, Equity Residential, ERPOP, ERM. and their agents and affiliates shall be named as additional insureds. Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where such Real Property is located having a rating of at least “AX” by A.M. Best Company, (ii) be primary and any insurance maintained by Sellers, Current Owners or Owners shall be excess and noncontributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Sellers against Purchaser. All insurance required hereunder shall provide full Waivers of Subrogation in favor of Sellers, Sellers’ Affiliates and all Tenants under the Leases. The insurance certificates required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least thirty (30) days’ prior written notice to Sellers. No inspection shall be undertaken without reasonable prior notice to Sellers. Sellers shall have the right to be present at any or all inspections. Neither Purchaser nor its Representatives shall contact any residential Tenants without the prior consent of Sellers, and shall not contact any commercial Tenants without the prior consent of Sellers, which in the case of commercial tenants shall not be unreasonably withheld, conditioned or delayed. No inspection shall involve the taking of samples or other physically invasive procedures without the prior written consent of Sellers in their sole and absolute discretion. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall indemnify, defend (with counsel reasonably acceptable to Sellers) and hold Sellers, Equity Residential, ERPOP, ERM. and each of their respective past, present and future affiliates (collectively, “Sellers’ Affiliates”), harmless from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out-of-pocket attorneys’ fees and costs incurred in connection therewith) for physical damage or personal injury arising out of or resulting from Purchaser’s exercise of its rights of inspection as provided for in this Section 8 (but not from discovery of an existing condition). The indemnification obligation of Purchaser in this Section 8.2 shall survive any Applicable Closing and termination of this Agreement.

8.3 Termination of Management Contracts. At each Applicable Closing, all management contracts and any other agreements by and between Sellers, Current Owners or Owners on one hand and an affiliate of Sellers, Current Owners or Owners on the other hand relating to the Properties shall be terminated (subject to performance by Seller and such manager, but not by Purchaser, of any obligations required to be performed after termination, including payment of accrued but unpaid management fees), and Sellers, Current Owners and Owners shall cause the management company (or such affiliate, as applicable) to release, acquit, satisfy and forever discharge the Sellers, Current Owners and Owners from any and all actions, causes of action, claims demands, rights, damages, costs, losses, expenses and liabilities of any kind or nature, both known and unknown, arising out of any matter from the beginning of time and relating to the management agreement or the Real Properties.

9. SECTION 1031 EXCHANGE. Each party may structure the transactions herein described as one or more like-kind exchanges by assigning its rights to sell or purchase one or more Parcels or one or more Owners to one or more qualified intermediaries under Section 1031 of the Code and the Treasury Regulations promulgated thereunder at such party’s sole cost and expense. The other party shall reasonably cooperate therein, provided that (i) the non-exchanging party shall incur no liabilities or costs or expenses in connection with the exchanging party’s exchange, (ii) the Applicable Closing shall not be delayed by reason of any exchange, except as set forth in Section 4.1, nor shall the consummation or accomplishment of any exchange be a condition precedent or condition subsequent to Sellers’ obligations under this Agreement; (iii) Purchaser shall not be required to acquire or hold title to any real property for purposes of consummating any such exchange; (iv) Purchaser shall not be required to take an assignment of the purchase agreement for the replacement property; and (v) Sellers shall pay any additional costs that would not otherwise have been incurred by Purchaser had the applicable Seller(s) not consummated the sale through an exchange under Section 1031 of the Code. The exchanging party shall fully indemnify, defend and hold the non-exchanging party harmless from all liabilities, costs, losses, damages, claims, proceedings, causes of action and expenses (including reasonable attorneys’ fees, expenses, and disbursements) of any kind or nature whatsoever arising out of, connected with, or in any manner related to such exchange that would not otherwise have been incurred by the non-exchanging party had the applicable exchanging party not consummated such sale through an exchange under Section 1031 of the Code, and such obligation shall survive the Applicable Closing indefinitely. Purchaser shall not by this Agreement or acquiescence to any exchange (a) have its rights under this Agreement affected or diminished in any manner or (b) be responsible for compliance with, or be deemed to have warranted to any Seller(s) that such exchange in fact complies with, Section 1031 of the Code. Sellers agree that if any Seller(s) wishes to make such election, it must do so prior to the Applicable Closing Date. Notwithstanding the foregoing, if any of the Sellers makes any such election, Purchaser shall execute a customary acknowledgement thereof as required by Section 1031 of the Code.

10. REPRESENTATIONS AND WARRANTIES.

10.1 Sellers’ Representations and Warranties. Sellers hereby represent and warrant to Purchaser that, as of the Effective Date and as of the Applicable Closing Date (subject to Section 7.3):

10.1.1 Each Seller and Current Owner is an entity duly organized, validly existing and in good standing under the laws of the state of its formation as indicated on Schedule 1-A or is a trustee under a trust agreement governed by the laws of the State of Florida. Each Seller and Current Owner is (or within five (5) Business Days of the Effective Date) authorized to transact business in the State in which its applicable Real Property is located. The organizational charts for the Entity Sellers, attached hereto as Exhibit LL, are true, correct and complete.

10.1.2 Each Seller and Current Owner has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each Seller have been duly and properly authorized by proper company, partnership or trust (as applicable) action and in accordance with applicable law and with the applicable governing agreement of such Seller or Current Owner (as applicable). This Agreement has been duly executed and delivered by Sellers and constitutes the valid and binding agreement of Sellers, enforceable against Sellers in accordance with its terms. The execution, delivery and performance of this Agreement by Sellers does not and will not (a) conflict with any provision of the governing documents of Sellers or any law applicable to Sellers, or (b) except as set forth herein, require the consent of any third party.

10.1.3 To Seller’s Knowledge, Exhibits C-1 through C-40 attached hereto list (a) all of the Service Contracts (other than Terminable Service Contracts) entered into by or on behalf of Sellers, Current Owners or Owners that affect the respective Real Properties and (b) the service provider under each such Service Contract. To Sellers’ Knowledge, the copies of all Service Contracts delivered by Sellers to Purchaser pursuant to this Agreement are true and complete. To Seller’s Knowledge, with respect to any Service Contracts to be assigned to Purchaser at the Applicable Closing or any Service Contracts to be retained by Owners following the Applicable Closing, such Service Contracts are in full force and effect and Sellers, Current Owners and Owners are not in default thereunder. Notwithstanding anything in this Agreement to the contrary, Sellers do not covenant or represent that the service providers under any Service Contract will not be in default under their respective Service Contracts, and the existence of any default by any service provider under any Service Contract shall not affect the obligations of Purchaser hereunder. Notwithstanding the foregoing in this Section 10.1.3, Purchaser acknowledges that for confidentiality purposes, Sellers have not confirmed with Property level employees that the lists of Service Contracts (excluding Terminable Service Contracts) attached as Exhibits C-1to C-40 are true and complete. Within five (5) business days of the Effective Date, Sellers shall confirm with such employees that such lists are true and complete, and if they are not, Sellers shall update Exhibits C-1 to C-40 to incorporate any appropriate additions or deletions and provide notice thereof to Purchaser (together with copies of any such additional Service Contracts). To the extent there are any additions or deletions, as long as such Service Contracts were entered into prior to the Effective Date or lapsed or were terminated in the normal course of operating the Properties, and any expenses pursuant to any such additional Service Contracts were reflected in the financial statements provided to Purchaser prior to the Effective Date, then Sellers shall not be deemed to be in breach of the representations in this Section 10.1.3 (or otherwise in breach of this Agreement) and Exhibits C-1 to C-40 shall be updated to reflect any such additions or deletions (and Purchaser and Sellers agree to enter into an amendment to this Agreement to reflect such changes).

10.1.4 To Seller’s Knowledge, with respect to any Non-Recurring Contracts to be assigned to Purchaser at the Applicable Closing or retained by Owners following the Applicable Closing, such Non-Recurring Contracts are in full force and effect and Sellers, Current Owners and Owners are not in default thereunder. Notwithstanding anything in this Agreement to the contrary, Sellers do not covenant or represent that the service providers under any Non-Recurring Contract will not be in default under their respective Non-Recurring Contracts, and the existence of any default by any service provider under any Non-Recurring Contract shall not affect the obligations of Purchaser hereunder.

10.1.5 Exhibits N-1 through N-40 attached hereto describe the following information concerning the Leases affecting the respective Real Properties as of the date thereon (each a “Rent Roll”): (a) unit number, (b) name of Tenant, (c) rental rate, (d) move in date, (e) expiration date, and (f) amount of security deposit and such information is true and correct. With respect to each Lease, to Sellers’ Knowledge such Lease is in full force and effect. Sellers make no representation with respect to any information provided in Exhibits N-1 through N-49 that is not described in the preceding two sentences. Notwithstanding anything in this Agreement to the contrary, Sellers do not covenant or represent that the Tenants under the Leases will not be in default under the respective Leases as of the Applicable Closing Date. Sellers shall provide Purchaser with updated Rent Rolls on a monthly basis relating to the Real Properties.

10.1.6 Except as set forth on Exhibit O attached hereto, neither Sellers, Current Owners nor Owners have received from any governmental authority having the power of eminent domain any written notice of any condemnation of any Real Property or any part thereof.

10.1.7 Except as set forth on Exhibit P attached hereto (“Existing Litigation Matters”), neither Sellers, Current Owners nor Owners have received written notice of any pending litigation initiated against Sellers, Owners, Current Owners or any Property, and, to Sellers’ Knowledge, neither Sellers, Current Owners nor Owners have received written notice of any threatened litigation against Sellers, Current Owners, Owners or any Property, in each case which would or would reasonably be expected to adversely affect any Sellers or any Property.

10.1.8 Except as set forth on Exhibit Q attached hereto or in a Title Commitment, neither Sellers, Current Owners nor Owners have received written notice of any violation of any building, environmental, life safety, labor or employment, fire or health code or any other statute, ordinance or governmental regulation applicable to any Property which will not be cured prior to the Applicable Closing Date.

10.1.9 Sellers (or, as applicable, Current Owners or Owners) are the owners of all Personal Property free and clear of all liens, claims or encumbrances, except liens and security interests that will be released at or before the Applicable Closing Date.

10.1.10 The delinquency reports attached hereto as Exhibits W-1 through W-40 (the “Delinquency Reports”) were prepared by Sellers, Current Owners or Owners in the ordinary course of the operation of Sellers’, Current Owners or Owners’ business. Sellers will provide updated Delinquency Reports to Purchaser on a monthly basis.

10.1.11 To Sellers’ Knowledge, Sellers have delivered to Purchaser true and correct copies of the most recent environmental report for each Real Property in Sellers’, Current Owners’ or Owners’ possession or control.

10.1.12 To Seller’s Knowledge, except as disclosed in the Title Commitments or contained in the Permitted Exceptions or, with respect to the Properties located in Maryland, expressly provided pursuant to applicable law, there are no purchase options, rights of first offer to purchase, rights of first refusal to purchase, consent rights relating to ownership or transfer of the Properties or any other similar rights in favor of any person or entity with respect to the Property and the transactions contemplated hereby which are currently in effect.

10.1.13 None of Sellers, Current Owners or Owners have filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

10.1.14 None of Sellers, Current Owners or Owners hold “plan assets” within the meaning of 29 C.F.R. 2510.3 101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

10.1.15 No Seller is a “foreign person” as defined in Internal Revenue Code Section 1445 and the regulations issued thereunder.

10.1.16 Neither Sellers, Current Owners nor Owners (i) have any employees or (ii) sponsor, administer, maintain, contribute to or, except for contractual reimbursement obligations to ERM, have any liability or obligation with respect to any employee benefit plans, programs, policies or arrangements of any kind. Sellers (and Current Owners or Owners, as applicable) have complied, or will comply by the Applicable Closing, with all of its obligations under the Montgomery County Displaced Service Workers Act and the California Displaced Janitor Opportunity Act. With respect to the Real Properties, neither Sellers nor Owners have any outstanding liability under the federal Worker Adjustment and Retraining Notification Act, or any other similar applicable state law, with respect to employee layoffs implemented in the last three (3) years. Neither Sellers, Current Owners nor Owners have any material liability or obligations under any Law arising out of the classification of any Person who provides services to any Seller or Owner at its Real Property as an employee, consultant, independent contractor or temporary employee. There are no material actions, complaints suits, claims, charges, arbitrations, proceedings, audits, or investigations pending against any Seller, Current Owner or Owner with respect to the Real Properties, or to the Sellers’ Knowledge, threatened to be brought or filed, including by or with any governmental authority, in connection with the employment of any potential, current, or former employee or group of employees, including any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, wage and hour law compliance, equal pay, immigration, or any other employment related matter arising under any Law. No Seller, Current Owner or Owner is a party to, or bound by any collective bargaining agreement or labor contract with any labor organization which represents or purports to represent any employees at any Real Property. No collective bargaining agreement or labor contract at any other property owned or managed by any Seller, Current Owner or Owner permits any labor union or labor organization to have any right to attempt to unionize any of the Purchaser’s employees, or any employee of a third-party management company engaged by Purchaser to manage the Real Property that is the subject of this transaction. In the last five (5) years, there have been no union organization or decertification campaigns with respect to any of the Sellers’ employees working at the Real Properties.

10.1.17 No Seller, Current Owner or Owner has pledged, sold or otherwise transferred any right or interest in the Leases, the Service Contracts or the Intangible Property to any third party except liens and security interests that will be released at or before the Applicable Closing Date.

10.1.18 No Seller, Current Owner or Owner has received written notice of any violation by such Seller, Current Owner or Owner under any CC&Rs and no assessments, fees, charges or other amounts are due which have not yet been paid under any CC&R. “CC&Rs” shall mean, collectively, any reciprocal easement agreements, access easements, declarations of covenants, condominium declarations or such other similar documents affecting the applicable Property.

10.1.19 Intentionally Omitted.

10.1.20 None of Sellers, Current Owner or Owners nor any constituent person comprising any Seller, Current Owner or Owner (other than public investors in Equity Residential, a Maryland real estate investment trust, or limited partners in ERP Operating Limited Partnership, an Illinois limited partnership) is (a) identified on the OFAC List (as hereinafter defined) or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States. The term “OFAC List” shall mean the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any law, rule, regulation or Executive Order of the President of the United States, including, without limitation, trade embargo, economic sanctions, or other prohibitions imposed by Executive Order of the President of the United States.

10.1.21 All insurance policies carried by the ERPOP Parties with respect to the Real Properties are in full force and effect, all premiums due and payable thereon have been paid and there is no default or breach under any such insurance policies. Since January 1, 2015, Sellers have not received written notice of termination or cancellation or denial of coverage with respect to any such insurance policy or written notice of failure to renew an insurance policy or any other notice that such policies are no longer in full force or effect or that the issuer thereof is no longer willing or able to perform its obligations thereunder.

10.2 Seller’s Knowledge. When used in this Agreement, the term “to Seller’s Knowledge” or similar words or phrases shall mean and be limited to the actual (and not imputed, implied or constructive) knowledge, without inquiry, of James Alexander, Senior Vice President for Equity Residential and Dan Henning, Assistant Vice President for Equity Residential, and the persons on Exhibit AA with respect to the corresponding Real Properties listed thereon and each such person has read the representations and warranties of Sellers set forth in Section 10.1. Notwithstanding anything to the contrary set forth in this Agreement, the foregoing individual shall not have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Sellers’ representations and/or warranties herein being or becoming untrue, inaccurate or incomplete.

10.3 Survival of Sellers’ Representations and Warranties. The representations and warranties of Sellers set forth in Section 10.1 shall be updated by Sellers as if made on the Applicable Closing Date in accordance with Section 4.2.10 above, and shall survive the Applicable Closing for a period of one (1) year, except for those representations and warranties set forth in Sections 10.1.1, 10.1.2, 10.1.13, 10.1.14, 10.1.15, 10.1.16(i) and 10.1.20 and the representations and warranties set forth in Section 10a, b, c, d, e, f, g and h of Schedule 3-B (collectively, the “Permanent Representations”), which shall survive indefinitely, and the covenants set forth in Section 11 of Schedule 3-B shall survive until sixty (60) days following the expiration of the applicable statute of limitations. Notice of any claim as to a breach of any representation or warranty (other than the Permanent Representations or the covenants set forth in Section 11 of Schedule 3-B) must be made to Sellers prior to the expiration of such one (1) year period or it shall be deemed a waiver of Purchaser’s right to assert such claim.

10.4 Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to Sellers that, as of the Effective Date and as of the Applicable Closing Date:

10.4.1 Purchaser is a Delaware limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.

10.4.2 Purchaser has full power, right and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been duly and properly authorized by proper company or partnership (as applicable) action in accordance with applicable law and with the applicable governing agreement of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms. The execution, delivery and performance of this Agreement by Purchaser does not and will not (a) conflict with any provision of the governing documents of Purchaser or any law applicable to Purchaser or (b) except as set forth herein, require the consent of any third party.

10.4.3 Purchaser is not subject to any pending litigation which would prevent Purchaser from performing hereunder.

10.4.4 Intentionally Omitted.

10.4.5 Neither Purchaser nor, to Purchaser’s Knowledge, any Purchaser’s Affiliate is (a) identified on the OFAC List or (b) a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, rule, regulation or Executive Order of the President of the United States.

10.4.6 Purchaser does not hold “plan assets” within the meaning of 29 C.F.R. 2510.3 101, as modified by Section 3(42) of ERISA.

10.5 Survival of Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 10.4 shall be updated by Purchaser as if made on the Applicable Closing Date in accordance with Section 4.3.7 above and shall survive indefinitely.

10.6 Purchaser’s Knowledge; Purchaser’s Affiliate. When used in this Agreement, the term “to Purchaser’s Knowledge” or similar words or phrases shall mean and be limited to the actual (and not imputed, implied or constructive) knowledge, without inquiry, of Christopher Graham, Mark Deason and Andrew Weil and each such person has read the representations and warranties of Purchaser set forth in Section 10.4. Notwithstanding anything to the contrary set forth in this Agreement, the foregoing individual shall not have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Purchaser’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete. For purposes hereof, the term “Purchaser’s Affiliate” shall mean any Person controlling, controlled by or under common control of Purchaser.

11. AS-IS; RESTRICTIONS; EMPLOYMENT.

11.1 AS-IS CONDITION. SUBJECT TO SELLERS’, OWNERS’, AND CURRENT OWNERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN ANY DOCUMENTS (THE “CLOSING DOCUMENTS”) DELIVERED PURSUANT TO THE TERMS HEREOF BY SELLERS, CURRENT OWNERS AND/OR OWNERS TO PURCHASER AT EACH APPLICABLE CLOSING (COLLECTIVELY, “SELLERS’ REPRESENTATIONS AND WARRANTIES”), AND ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES TO PURCHASE THE PROPERTY AND OWNERSHIP INTERESTS “AS IS”, “WHERE IS”, WITH ALL FAULTS AND CONDITIONS THEREON. ANY WRITTEN OR ORAL INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS CONCERNING THE PROPERTY OR OWNERSHIP INTERESTS (“DISCLOSURES”) PROVIDED OR MADE AVAILABLE TO PURCHASER, ITS AGENTS OR CONSTITUENTS BY SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLERS, SHALL NOT BE REPRESENTATIONS OR WARRANTIES, UNLESS SPECIFICALLY SET FORTH IN SELLERS’ REPRESENTATIONS AND WARRANTIES. IN PURCHASING THE PROPERTY OR OWNERSHIP INTERESTS OR TAKING OTHER ACTION HEREUNDER, PURCHASER HAS NOT AND SHALL NOT RELY ON ANY SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON SELLERS’ REPRESENTATIONS AND WARRANTIES, AND PURCHASER’S OWN INSPECTION OF THE PROPERTY AND OWNERSHIP INTERESTS. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY AND OWNERSHIP INTERESTS ARE BEING SOLD “AS IS”.

11.2 NO ADDITIONAL REPRESENTATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN SELLERS’ REPRESENTATIONS AND WARRANTIES, SELLERS HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR OWNERSHIP INTERESTS INCLUDING, WITHOUT LIMITATION, (A) THE NATURE, QUALITY OR PHYSICAL CONDITION OF THE PROPERTY, (B) THE CONSTRUCTION OF THE IMPROVEMENTS AND WHETHER THERE EXISTS ANY CONSTRUCTION DEFECTS THEREIN, (C) THE WATER, SOIL AND GEOLOGY OF THE PROPERTY, (D) THE INCOME TO BE DERIVED FROM THE PROPERTY, (E) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (F) THE COMPLIANCE OF OR BY THE PROPERTY OR THE OPERATION THEREOF OR THE OWNERSHIP INTERESTS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR BODY HAVING JURISDICTION THEREOVER, (G) THE HABITABILITY OR FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE,

(H) THE MARKETABILITY OF THE PROPERTY OR THE ABILITY TO LEASE OR SELL UNITS THEREIN, (I) THE STATUS OR CONDITION OF ENTITLEMENTS PERTAINING TO THE PROPERTY, AND (J) ANY MATTER REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS MATERIALS, AS HEREINAFTER DEFINED. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLERS, UNLESS OTHERWISE REQUIRED BY LAW, ARE UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLERS.

“Hazardous Materials” or “Hazardous Substances”—shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and for Real Properties located in the State of California, the California equivalent thereof and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.

11.3 RELEASE. PURCHASER REPRESENTS TO SELLERS THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AND OWNERSHIP INTERESTS AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND OWNERSHIP INTERESTS AND, EXCEPT WITH RESPECT TO SELLERS’ REPRESENTATIONS AND WARRANTIES, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLERS, SELLERS’ AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING OR PURPORTING TO REPRESENT SELLERS, WITH RESPECT THERETO OTHER THAN SELLERS’ REPRESENTATIONS AND WARRANTIES. UPON CLOSING, PURCHASER UNDERSTANDS THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY OR OWNERSHIP INTERESTS MAY NOT HAVE BEEN REVEALED BY

PURCHASER’S INVESTIGATIONS, AND EXCEPT FOR ANY CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) PURCHASER MAY HAVE AGAINST SELLERS PURSUANT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT OR IN ANY CLOSING DOCUMENTS, PURCHASER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLERS AND SELLERS’ AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY OR THE OWNERSHIP INTERESTS INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECT OR OTHER PHYSICAL CONDITION (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW) WHETHER PURSUANT TO ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY OR OWNERSHIP INTERESTS. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLERS.

IN THIS REGARD AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLERS AND SELLERS’ AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES. PURCHASER’S RELEASE OF SELLERS AS SET FORTH IN THIS SECTION 11.3 SHALL NOT PERTAIN TO ANY CLAIM OR CAUSE OF ACTION BY PURCHASER AGAINST SELLERS (A) IN TORT FOR AN INTENTIONAL MISREPRESENTATION OR OTHER FRAUD BY ANY SELLER, CURRENT OWNER OR OWNER OR (B) UNDER OTHER EXPRESS PROVISIONS OF THIS AGREEMENT OR THE CLOSING DOCUMENTS.

“PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW AND PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Purchaser’s Initials: /s/ MD

11.4 Condominium Conversions; Indemnification. As to any Real Property, until the fifth (5th) anniversary of the Applicable Closing (a “Restriction Period”), the applicable Real Property shall not be converted or otherwise modified so as to become a condominium development or other form of common interest development (and including for Real Properties located in California, (i) in any manner conveyed as or converted to “separate interests”, as such term is defined in Section 1351 of the California Civil Code, as amended from time to time (hereinafter referred to as “Section 1351”), or (ii) converted or otherwise modified or used so as to become a “common interest development”, as that term is defined in Section 1351) and notwithstanding anything in this Agreement to the contrary, Purchaser shall not, at any time during the applicable Restriction Period as to a Real Property make or permit to be made effective a declaration of condominium ownership or other document, device or instrument subdividing or creating fractionalized ownership of any kind with respect to all or any part of such Real Property (whether by Purchaser, Owner or a successor or assignee of Purchaser or Owner or a successor owner) (any action described in this first sentence of this Section 11.4, a “Conversion Act” provided no such action occurring prior to the Applicable Closing Date shall be deemed a Conversion Act). Sellers and Purchaser agree and acknowledge that each Deed contains a restrictive covenant with respect to the foregoing restrictions (collectively, the “Restrictive Covenant”).

Purchaser shall indemnify, defend and hold Sellers, Sellers’ Affiliates, and each of their respective members, partners, officers, directors, trustees, parents, subsidiaries, shareholders, managers, beneficiaries, employees and agents, harmless from and against any and all demands, claims, causes of action, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever and of any kind or nature (including, without limitation, court costs and reasonable attorneys’ fees arising out of any of the above), whether in tort, contract or otherwise, and whether arising under statutes in effect in the states where any Real Property is located or otherwise, arising out of or directly relating to claims made or brought by or on behalf of any party or parties (or their successors and assigns) who acquire or contract to acquire any condominium or other form of common ownership interest in the Real Property (following the filing or recording of any document by Purchaser (or its successors and assigns) providing for the conversion of the Real Property to a form of condominium ownership or which constitutes any other Conversion Act under any state or local law (including, without limitation, condominium and homeowner associations), in connection with or related to, the physical condition of the Real Property prior to, at and subsequent to the Applicable Closing, including, without limitation, with respect to deficiencies (including, without limitation, any latent or patent defect) in the design, specification, surveying, planning, development, supervision or construction of an improvement to the Real Property, or any injury arising out of any such deficiency, all structural and seismic elements of the Real Property, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the existence of asbestos, mold, mildew or fungi and the environmental condition of the Real Property (collectively, “Condominium Claims”). Sellers and Purchaser agree and acknowledge that each Deed shall contain the indemnity set forth in this Section 11.4.

At Purchaser’s request at any time after the second (2nd) anniversary of an Applicable Closing, Sellers shall promptly record a release of the Restrictive Covenant (at Purchaser’s cost and expense) with respect to a Real Property upon an Indemnitor Entity (defined herein) providing Seller with a written agreement (in a form acceptable to Seller in its reasonable discretion), which survives through the applicable statute of limitations, indemnifying the applicable Seller with respect to Condominium Claims arising from a Conversion Act at such Real Property. An “Indemnitor Entity” shall mean (i) an entity that directly or indirectly owns one hundred percent (100%) of the equity interest in all of the entities which are owners of at least five (5) of the Properties as of the date when the indemnity described in this Section 11.4 is provided or (ii) an entity having a net worth of at least Fifty Million and No/100ths Dollars ($50,000,000) as of the date when the indemnity described in this Section 11.4 is provided, which net worth shall be maintained until expiration of the applicable statute of repose with respect to Condominium Claims.

11.5 Indemnification; Existing Litigation Matters.

11.5.1 Sellers agree to indemnify, defend and hold harmless Purchaser from and against any and all Purchaser Losses that may be asserted against, resulting to, imposed upon, suffered by or incurred by Purchaser in connection with or relating to the Existing Litigation Matters, any other litigation matters which relate to events occurring prior to the Applicable Closing or other third party claims or actions which relate to events occurring prior to the Applicable Closing, in each case whether such claim is made before or after the Applicable Closing, and, with respect to third party claims or actions only, to the extent relating to (i) (x) any indebtedness or other monetary obligations and liabilities incurred or owed as of or prior to the Applicable Closing Date by any Owner acquired directly or indirectly by Purchaser or its permitted designees or assignees and/or (y) any liabilities or obligations of any Owner acquired directly or indirectly by Purchaser or its permitted designees or assignees arising, occurring, or relating to events occurring prior to the Applicable Closing Date except to the extent such liabilities or obligations would have otherwise been assumed by, or been the responsibility of, Purchaser under this Agreement if Purchaser had taken title to the Real Property owned by such Owner by special warranty deed pursuant to this Agreement and such Real Property was not an Entity Transfer Property (it being agreed that the indemnity set forth in this clause (i) is in addition to any other indemnification afforded to Purchaser in this Agreement, including, without limitation, pursuant to the following clauses (ii) and (iii)) (“Entity Liabilities”), (ii) any third-party claims or actions asserted or brought against Purchaser or its affiliates based upon any breach or alleged breach by any Seller, Current Owner or Owner of, or a default or alleged default by such Seller, Current Owner or Owner under, the Leases, the Office Lease, the Service Contracts, the Non-Recurring Contracts, CC&Rs or other contracts or agreements relating to the Properties attributable to events occurring prior to the Applicable Closing, or (iii) any third-party claims or actions for property damage or personal injury, in each case where the third-party injury or damage (or event causing same) occurred on or prior to the Applicable Closing; provided, however, that Sellers shall have no obligation under this Section 11.5.1 with respect to Purchaser Losses to the extent resulting from claims (other than claims expressly described in the foregoing clauses (i), (ii) and (iii)) (x) in connection with the structural, physical or environmental condition of the Property owned by such Owner or (y) arising from any violation of any zoning, building, environmental protection, clean air, pollution, fire, health or other code, rule, regulation or law, including, without limitation, the provisions of the Fair Housing Act, 42 U.S.C. § 3601, et seq. and the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (the “ADA”), or (z) from the acts or omissions of Purchaser, any affiliate of Purchaser or any agent or independent contractor of Purchaser or any affiliate of Purchaser, or their respective successors and assigns. In no event shall the indemnification obligations set forth in this Section 11.5.1 be limited to the amount of insurance proceeds payable in connection therewith. Subject to Section 14.1, in connection with any Purchaser Losses covered by Sellers in the preceding sentence, Purchaser agrees that counsel selected by Sellers and reasonably acceptable to Purchaser will represent Purchaser with respect to the related claim, and Sellers shall not be responsible for any legal fees incurred by Purchaser with respect to any other counsel retained by Purchaser.

11.5.2 From and after the Applicable Closing, Purchaser agrees to indemnify, defend and hold harmless Sellers from and against any and all demands, third party claims, actions, causes of action, assessments, losses, damages (other than consequential damages or punitive damages, in each case unless payable to a third party), liabilities, costs, Taxes, and expenses, including reasonable attorneys’ fees and disbursements (“Seller Losses”), incurred or suffered by Sellers from and after the Applicable Closing that may be asserted against, resulting to, imposed upon, or incurred by Sellers in connection with or relating to claims or actions to the extent relating to any third-party claims or actions asserted or brought against Sellers based upon any breach or alleged breach by Purchaser, or a default or alleged default by Purchaser, under the Leases, the Office Lease, the Service Contracts, the Non-Recurring Contracts, CC&Rs or other contracts or agreements relating to the Properties, in each case to the extent assumed by Purchaser at the Applicable Closing and attributable to events occurring from and after each Applicable Closing; provided, however, that Purchaser shall have no obligation under this Section 11.5.2 with respect to Seller Losses to the extent resulting from the acts or omissions of Seller, any Seller Affiliate or any agent or independent contractor of Sellers or a Seller Affiliate or their respective successors and assigns. In no event shall the indemnification obligations set forth in this Section 11.5.2 be limited to the amount of insurance proceeds payable in connection therewith. Subject to Section 14.1, in connection with any Seller Losses covered by Purchaser in the preceding sentence, Sellers agree that counsel selected by Sellers and reasonably acceptable to Purchaser will represent Sellers with respect to the related claim, and Purchaser shall not be responsible for any legal fees incurred by Sellers with respect to any other counsel retained by Sellers.

11.6 Employment Matters.

11.6.1 . At each Applicable Closing, Sellers shall cause ERM to terminate all on-site employees of ERM or its affiliates at the Real Properties (“On-site Employees”), as well as regional property management employees in Colorado and Florida who provide services to the Real Properties at the regional level which employees are set forth on Exhibit JJ (“Regional Employees”). Purchaser shall (i) use commercially reasonable efforts to ensure that its selected third-party management company (“Manager”) offers employment on or before December 1, 2015 (or such later date as Sellers and Purchaser may agree) to all On-site Employees, and (ii) have the option, but not the obligation, to permit Manager to offer employment to Regional Employees, in each of the foregoing clauses (i) and (ii), to be effective as of the Applicable Closing and subject to Manager’s customary hiring practices (including, without limitation, background checks, drug tests and the like), with (i) cash compensation (including any bonus opportunity), that is substantially comparable in the aggregate to such individual’s current cash compensation with ERM or its affiliates, and (ii) employee benefits as determined by Manager in its sole discretion. Sellers make no assurances or warranties that any On-site Employees will accept offers of employment from Manager. On-site Employees and Regional Employees who accept Manager’s offer of employment, and commence working for Manager, shall be referred to herein as “Transferred Employees”. Seller shall cause ERM to retain all personnel files for Transferred Employees consistent with the law, but shall provide Manager and Purchaser with reasonable access to such files, consistent with business purposes. It is the intent of the parties that neither ERM nor its affiliates shall experience a “mass layoff” or “plant closing” under the Worker Adjustment and Retraining Notification Act (“WARN Act”) or any state or local equivalent, or otherwise incur any notice, payment or other obligations pursuant to the WARN Act or any state or local equivalent, in connection with the transaction contemplated in this Agreement.

11.6.2 Purchaser shall use commercially reasonable efforts to ensure that Manager provides Transferred Employees with past service credit recognized under ERM’s benefit plans for purposes of eligibility, vesting and benefit levels under Manager’s benefit plans, provided that no such service recognition will result in any duplication of benefits and/or may not result in the same amount or level of benefit.

11.6.3 For all On-site Employees and Regional Employees, Sellers shall retain all liabilities for payroll and benefits, and shall cause ERM to pay: (1) all accrued but unused vacation as of the applicable termination date; and (2) any other leaves as of the applicable termination date, but only as to the extent required by applicable law.

11.6.4 In addition, for all On-site Employees and Regional Employees, Sellers shall cause ERM to (i) fully vest all outstanding equity grants (including options) as of the Applicable Closing, and (ii) pay any 2015 year-end bonuses such employees may be entitled to with respect to their service with ERM or its affiliates, to the extent such bonuses have not already been paid and such bonuses are not subject to section 409A of the Internal Revenue Code.

11.6.5 To the extent applicable, Sellers will comply with the Displaced Janitor Opportunity Act, with respect to any Real Property located in the state of California, including the requirement that where any On-site Employees work, at least three (3) days prior to Closing: (1) ERM will provide to the Purchaser’s Manager the name, date of hire, and job classification of each On-site Employee who (1) works at least fifteen (15) hours per week;, and(2) performs janitorial or building maintenance work; (3) and is not classified as managerial, supervisory, or confidential employee, including those employees who would be so defined under the Fair Labor Standards Act.

11.6.6 To the extent applicable, Sellers will comply with the Montgomery County Displaced Services Workers Act, with respect to any Real Property located in Montgomery County, Maryland, including the requirement that where any On-site Employees work, at least fifteen (15) days prior to Closing: (1) ERM will provide to Manager a complete list of the name, date of hire, and job classification of each service employee working at those locations; and (2) ERM will conspicuously post a notice at any Property located in Montgomery County, Maryland where any On-site Employees work describing the pending termination of its service contract and employee rights provided under the Montgomery County Displaced Service Workers Act.

11.6.7 For any Transferred Employees who live at a Property and receive a rent discount as of the Applicable Closing, Purchaser agrees to honor any such discount (in percentage terms) until the earlier of (i) the Transferred Employee’s separation from employment with Manager for any reason (but in no event shall the discount terminate prior to sixty (60) days from the Applicable Closing), (ii) the Transferred Employee choosing to move out of the Property or otherwise being required by law to move out of the Property, or (iii) Purchaser’s decision to discontinue on-site discounted rentals to Transferred Employees at the Property in question, but, with respect to this clause (iii) only, in no event shall Purchaser discontinue such on-site discounted rentals earlier than one (1) year following the Applicable Closing. For any Transferred Employees who live off-site at a property outside of the Portfolio owned directly or indirectly by any ERPOP Party and receive a rent discount as of the Applicable Closing, or for any employees of ERM who are not Transferred Employees (whether or not terminated at the Applicable Closing) (“Non-Transferred Employees”) but live at one of the Properties and receive a rent discount as of the Applicable Closing, Sellers or Purchaser (as applicable) agrees to honor any such discount (in percentage terms) until the earlier of (i) the Transferred Employee or Non-Transferred Employee (as applicable) choosing to vacate the applicable property or otherwise being required by law to vacate the applicable property, or (ii) sixty (60) days following the Applicable Closing.

11.6.8 At Purchaser’s direction, ERM shall grant annual salary increases to any hourly-paid Transferred Employee to be effective as of January 1, 2016; provided that (i) such increases in the aggregate shall not exceed two and one half percent (2.5%) of the aggregate current salaries of all on-site Transferred Employees and (ii) no such increase as to any individual Transferred Employee shall exceed five percent (5%) of such Transferred Employee’s current annual salary.

11.6.9 Notwithstanding anything in this Section 11.6 to the contrary, nothing contained herein, whether express or implied, shall be treated as an establishment, amendment or other modification of any employee benefit plan of Purchaser or Manager, or shall limit the right of any party to amend, terminate or otherwise modify any employee benefit plan. Sellers and Purchaser acknowledge and agree that all provisions contained in this Section 11.6 are included for their sole benefit, and that nothing in this Section 11.6 whether express or implied, shall create any third party beneficiary or other rights: (i) in any other Person, including any employee, any participant in any employee benefit plan, or any dependent or beneficiary thereof, or (ii) to continued employment with Manager any other entity or to any particular term or condition of employment.

11.7 Non-Solicitation of Tenants. From and after the date of this Agreement, Sellers covenant and agree that none of Sellers, Current Owners, Owners (until the Applicable Closing if Purchaser is acquiring the Ownership Interests of such Owners), or any of their respective employees, brokers, representatives or affiliates having authority to act on behalf of Sellers, Current Owners’ or Owners’ behalf, shall solicit any Tenant to enter into a lease for space at any building (other than the Real Properties) owned, operated or managed by Sellers, Current Owners, Owners or any of their respective affiliates without Purchaser’s prior written consent, which consent may be withheld in Purchaser’s sole and absolute discretion. Notwithstanding the foregoing, Sellers shall not be prohibited from continuing their existing general advertising practices provided such general advertising practices do not specifically target Tenants of the Real Properties.

The provisions of this Section 11 shall survive the Applicable Closing. Purchaser and Sellers acknowledge and agree that the disclaimers, indemnifications and other agreements set forth herein are an integral part of this Agreement and that Sellers would not have agreed to sell the Property to Purchaser for the Purchase Price and Purchaser would not have agreed to enter into the transaction contemplated by this Agreement without such disclaimers, indemnifications and other agreements set forth above.

12. LIMITATION OF LIABILITY.

12.1 Limitation of Liability. Notwithstanding anything to the contrary contained herein (but subject to the remaining sentences of this Section), if the Applicable Closing shall have occurred (and Purchaser shall not have waived, relinquished or released in writing any applicable rights in further limitation) the aggregate liability of (a) Sellers arising pursuant to or in connection with the representations, warranties, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) and (b) the sellers under the Other Agreements arising pursuant to or in connection with the representations, warranties, covenants or other obligations (whether express or implied) of the sellers under the Other Agreements (or any document executed or delivered in connection therewith) shall not, in the aggregate, exceed Two Hundred Million and no/100 Dollars ($200,000,000.00) (the “Liability Limitation”) in the aggregate for all claims relating to the Portfolio, in the aggregate. Sellers shall not be liable to Purchaser in respect of the representations, warranties, covenants or other obligations (whether express or implied) of Sellers under this Agreement (or any document executed or delivered in connection herewith) unless and until the sum of such obligations, together with the claims in respect of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of the sellers under the Other Agreements (or any document executed or delivered in connection herewith) exceeds Five Million and No/100 ($5,000,000.00) (the “Liability Threshold”) in the aggregate as to all claims relating to the Portfolio, in the aggregate. Notwithstanding anything to the contrary contained in this Agreement, the liability of Sellers and the sellers under the Other Agreements with respect to the Cap Exclusions (as defined below) shall not be subject to the Liability Limitation or the Liability Threshold. For purposes hereof, the term “Cap Exclusions” shall mean the following: (i) a breach of Sellers’ Permanent

Representations; (ii) a breach of a Seller’s FIRPTA affidavit; (iii) Purchaser’s right to receive proration credits, reimbursements and other adjustments in accordance with Section 4.4; (iv) the indemnification obligations of Sellers (A) with respect to brokers and brokerage fees, as set forth in Section 6 hereof, (B) with respect to 1031 exchanges, as set forth in Section 9 hereof, and (C) matters set forth in Section 11.5.1 and set forth in Section 12 of Schedule 3-B; (v) any costs incurred by Purchaser under Section 4.4.3 in connection with the return of misapplied security deposits; (vi) breach of the obligations of Sellers or Owners under Section 13.14 hereof (regarding exclusivity); (vii) the failure by Sellers to pay the costs in Section 14.19, (viii) any liabilities arising due to a breach of the representations set forth in Section 10 of Schedule 3-B; (ix) any liabilities arising due to a breach of the covenants set forth in Section 11 of Schedule 3-B, (x) the failure by a Seller to deliver or assign casualty and/or condemnation proceeds (or provide a credit for any uninsured loss and deductible (including, without limitation, any self-retention) to Purchaser as expressly provided for in this Agreement; (xi) the failure by Seller to pay closing costs as set forth in Section 4.5 hereof; or (xii) willful failure or refusal by Sellers to Cure any Required Cured Matter which would be binding on Purchaser, Owner or the Property after the Applicable Closing Date. The provisions of this Section 12.1 shall survive the Applicable Closing or any termination of this Agreement.

12.2 No Personal Liability of Sellers’ Directors and Employees. Except as set forth in the Joinder attached to this Agreement, no constituent partner, trustee or member in or agent of a Seller, nor any advisor, partner, member, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a direct or indirect shareholder, partner or member in a Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Sellers’ assets (and the proceeds thereof) for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in a Seller (or in any other constituent partner or member of a Seller), nor any obligation of any constituent partner or member in a Seller (or in any other constituent partner or member of a Seller) to restore a negative capital account or to contribute capital to a Seller (or to any other constituent partner or member of a Seller), shall at any time be deemed to be the property or an asset of a Seller or any such other constituent partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a partner’s or member’s obligations to restore or contribute). The provisions of this Section 12.2 shall survive the Applicable Closing or any termination of this Agreement.

12.3 No Personal Liability of Purchaser’s Directors and Employees. No constituent partner or member in or agent of Purchaser, nor any advisor, trustee, directors, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner or member in Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Purchaser (or in any other constituent partner or member of Purchaser), nor any obligation of any constituent partner in or member in Purchaser (or in any other constituent partner or member in Purchaser) to restore a negative capital account or to contribute capital to Purchaser (or in any other constituent partner or member of Purchaser), shall at any time be deemed to be the property or an asset of Purchaser or any such other constituent partner or member (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of a partner’s or member’s obligations to restore or contribute). The provisions of this Section 12.3 shall survive the Applicable Closing or any termination of this Agreement.

13. OPERATION OF THE PROPERTY. From and after the Effective Date until the Applicable Closing or earlier termination of this Agreement (except to the extent any such covenant is expressly stated to apply beyond the Applicable Closing):

13.1 Ordinary Course of Business. Sellers, Current Owners and/or Owners (as applicable) shall operate each Property in their ordinary course of business and neither Sellers, Current Owners nor Owners shall sell, further pledge, grant any security, trust deed or mortgage interest in, or otherwise transfer, remove or dispose of all or any part of any Property (except for such items of Personal Property as become obsolete or are disposed of and replaced in the ordinary course), subject to the provisions of Section 5 above and provided, upon five (5) Business Days’ prior written notice to Purchaser, the Ownership Interests in the Current Owners set forth on Exhibit OO may be transferred to any ERPOP Parties in connection with a substitution of collateral intended to release the Current Owner’s Property from a lien, provided, (i) the replacement owners of such Ownership Interests sign a joinder to this Agreement and become Sellers hereunder and can and will comply with their obligations as Sellers hereunder, (ii) such replacement owner shall be deemed to have made the same representations and warranties as the Sellers and Current Owners hereunder, and (iii) Sellers shall be responsible for any and all transfer taxes, excise taxes, documentary stamp taxes or similar charges as a result of such transfer.

13.2 Service Contracts. Neither Sellers, Current Owners nor Owners shall enter into any new written service contract with respect to a Real Property that will not be a Terminable Service Contract, without the prior written consent of Purchaser.

13.3 Insurance. Sellers, Current Owners and Owners shall maintain in full force and effect property insurance on the Real Properties, general liability insurance and other insurance in each case at the levels maintained by Sellers or Owners, as applicable, on the Effective Date.

13.4 New Leases. Neither Sellers, Current Owners nor Owners shall enter into any new residential lease, or alter, amend or otherwise modify or supplement any existing residential Lease that provides for a term in excess of one (1) year, without the prior written consent of Purchaser. Further, Sellers, Current Owners and Owners hereby agree to continue to lease residential units using substantially the same lease forms as used by Sellers, Current Owners and Owners as of the Effective Date and otherwise in accordance with its current lease pricing program. With respect to commercial leases, neither Sellers, Current Owners nor Owners shall enter into any new commercial leases for space in excess of 1,500 rentable square feet or alter, amend or otherwise modify or supplement any existing commercial Lease for space in excess of 1,500 rentable square feet, without in each event, obtaining Purchaser’s prior written consent, acting reasonably, provided if Purchaser fails to provide written notice to Sellers, Current Owners or Owners, as applicable, either approving or disapproving such action within five (5) Business Days of Sellers’, Current Owners’ or Owners’ request to Purchaser for consent, Purchaser shall be deemed to have consented to such action. Sellers, Current Owners and Owners shall promptly provide to Purchaser a copy of any new commercial lease or amendment to a commercial Lease entered into by Sellers, Current Owners or Owners, as applicable.

13.5 Performance under Leases, Office Lease, Service Contracts and Non-Recurring Contracts; Taxes and Other Charges. Each Seller, Current Owner and Owner shall perform its material obligations under (i) the Leases, (ii) the Service Contracts and, to the extent assigned to Purchaser at the Applicable Closing, Non-Recurring Contracts, (iii) the Office Lease and (iv) any CC&Rs which will be binding on Purchaser, any Owner or Current Owner or any Property. No Seller, Current Owner or Owner shall, except as otherwise expressly permitted in this Agreement, cancel, amend, modify, supplement or terminate any Leases, Service Contracts, the Office Lease or any CC&Rs from and after the date hereof without the prior written approval of Purchaser.

13.6 Litigation; Defaults. Upon obtaining Knowledge of same, each Seller shall promptly advise Purchaser of (i) any litigation, arbitration proceeding or administrative hearing (including condemnation) before any governmental body or agency which affects the Property or, with respect to the Entity Transfer Properties, Entity Transfer Sellers or Owners, and (ii) any written notice of any default received by or given by such Seller, Current Owner or Owner under any document or agreement described in clauses (i) through (iv) in Section 13.5 above.

13.7 Zoning. No Seller, Current Owner or Owner shall, without the prior written approval of Purchaser in its sole and absolute discretion, change or attempt to change, directly or indirectly, the current zoning of any Real Property.

13.8 Licenses and Permits. No Seller, Current Owner or Owner shall, without the prior written approval of Purchaser in its sole and absolute discretion, cancel, amend or modify any license or permit held by such Seller, Current Owner or Owner, as applicable, with respect to the Real Property or any part thereof which would be binding upon Purchaser after the Applicable Closing in any material respect unless in the ordinary course of Sellers’ business.

13.9 Tax Contests. No Seller, Current Owner or Owner shall commence any new proceeding to contest any Taxes with respect to a Real Property for any taxable period which includes the Applicable Closing Date or any date thereafter without Purchaser’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

13.10 Reports. Sellers, Current Owners and Owners shall deliver to Purchaser on a monthly basis (i) monthly trailing 12 month profit and loss reports for the Real Properties by the 20th day of the following calendar month, (ii) a report describing staff reductions for on-site employees at the Real Properties by the 20th day of the following calendar month, and (iii) updated Rent Rolls relating to the Real Properties. Sellers, Current Owners and Owners shall deliver to Purchaser on a weekly basis (i) a property activity report, and (ii) a report describing staff reductions for regional managers of the Real Properties.

13.11 Capital Expenditures. Sellers, Current Owners and Owners shall have no obligation to incur any Capital Expenditures after the Effective Date except as set forth in this Section 13.11:

13.11.1 Subject to Article 5 hereof, Sellers, Current Owners and Owners shall perform any capital expenditures required if a Real Property is unable to operate without such expenditure or in the event of an emergency if a capital expenditure is necessary to protect persons or property from imminent harm at Sellers’ sole cost and expense.

13.11.2 Sellers, Current Owners and Owners shall continue to complete any capital expenditure projects currently in progress as of the Effective Date at the Real Properties which are in the nature of a repair or replacement (due to defect or obsolescence and other than those which constitute interior unit rehabilitation projects) and shall incur the costs thereof, and if a particular capital expenditure project is not complete as of the Applicable Closing, the applicable Non-Recurring Contract shall be provided to Purchaser and assigned to and assumed by Purchaser (or retained by Owner) in accordance with Section 4.2 and 4.3 above and Purchaser shall receive a credit for, and, to the extent assumable by Purchaser, assume the obligation to pay when due, any unpaid amounts under such Non-Recurring Contract. To the extent any Non-Recurring Contract is not assignable and the work thereunder is not completed by the Applicable Closing Date, the parties shall in good faith attempt to agree upon a delegation or other transfer of duties and rights thereunder which comply with the terms and conditions of such Non-Recurring Contract.

13.11.3 After the Effective Date, neither Sellers, Current Owners nor Owners may commence any work at a Real Property in the nature of a capital expenditure unless described in Section 13.11.1 or 13.11.2 above without the prior written consent of Purchaser of the corresponding Non-Recurring Contract (which shall be assigned to and assumed by Purchaser or retained by Owner, as applicable, at the Applicable Closing if Purchaser so consents). If Purchaser so consents, Purchaser shall be responsible for all costs in connection with such capital expenditure and to the extent Seller, Current Owner or Owner incurs any such costs prior to the Applicable Closing, Sellers shall receive a credit for such amounts at the Applicable Closing. Sellers, Current Owners and Owners shall provide Purchasers with periodic updates as to the status of such work.

13.11.4 Within three (3) Business Days after the Effective Date, Sellers shall provide documentation of the scope, budget and plans for contemplated interior unit rehabilitation projects at the Real Properties. In the event Purchaser desires Sellers, Current Owners or Owners (as applicable) to undertake any such interior unit rehabilitation projects, Purchaser shall provide written notice to Sellers within five (5) Business Days after receipt of such information that such projects are approved. Sellers, Current Owners or Owners shall commence work on any such projects that Purchaser directs Sellers, Current Owners or Owners to undertake and shall complete such work materially in accordance with the scope, budget and plans therefor provided to Purchaser in accordance with this Section 13.11.4. Purchaser’s failure to provide such notice within the five (5) Business Day period shall be deemed an election that Sellers, Current Owners and Owners not perform such projects. If Purchaser directs Sellers, Current Owners or Owners to perform work on any such project, then Purchaser shall be responsible for all costs in connection with such work that is performed materially in accordance with the approved scope, budget and plans therefor and to the extent Sellers or Owners incurs any such costs prior to the Applicable Closing, Sellers shall receive a credit for such amounts at the Applicable Closing.

13.11.5 At each Applicable Closing, any units at a Property that are vacated at least five (5) Business Days prior to such Applicable Closing shall be put in rent ready condition by Sellers, Current Owners or Owners in accordance with Sellers’, Current Owners’ or Owners’ customary management practices at the Property or Purchaser shall receive a credit at the Applicable Closing in the amount of $500 for each unit that is not in rent ready condition as set forth on a schedule approved by Purchaser and delivered by Sellers at the Applicable Closing. In connection with the preparation of such schedule, Sellers, Current Owners or Owners, as applicable, shall permit Purchaser’s property management company or representatives to participate in all inspections of such units.

13.11.6 Provided a list of Terminable Service Contracts is delivered by Purchaser to Sellers at least seven (7) Business Days prior to the Applicable Closing, Seller shall deliver at the Applicable Closing, a written notice terminating such Terminable Service Contracts for Purchaser to deliver to the applicable vendor (it being understood that Sellers shall only be required to deliver such termination notices if after the Applicable Closing, such Terminable Service Contracts will not be applicable to any part of the Portfolio which will be owned by Sellers). For purposes hereof, “Terminable Service Contract” shall mean any Service Contract: (i) which is terminable upon no more than 30 days’ notice in accordance with its terms with no penalty, premium, cost or expense, (ii) for which no liabilities of Seller, Current Owner, Owner or Purchaser, as applicable, survive the date the termination thereof becomes effective, (iii) which Purchaser elects to cause Seller, Current Owner or Owner, as applicable, to terminate as of the Applicable Closing Date and (iv) which Purchaser assumes at its sole cost and expense for the period from the Applicable Closing Date through and including the effective date of termination resulting from the delivery of the applicable notice.

13.12 Financing Cooperation. At Purchaser’s request, Sellers, Current Owners and Owners shall reasonably cooperate with Purchaser, at no material cost or expense to Sellers or Owners, in Purchaser’s and its permitted designees’ obtaining financing (e.g., by providing access to the Property for property tours (subject to the terms of Section 8.2 of this Agreement)). In connection therewith, but without limitation of the foregoing, Sellers, Current Owners and Owners shall promptly provide to Purchaser, without recourse or warranty of any kind, additional information in the possession or control of Sellers, Current Owners or Owners related to the Properties to the extent reasonably requested by any of Purchaser’s lenders, subject to any confidentiality restrictions contained herein. At Purchaser’s request, Sellers, Current Owners and Owners shall use commercially reasonable efforts to assist Purchaser and its permitted designees in its efforts to obtain any subordination, non-disturbance and attornment agreements or estoppel certificates requested by Purchaser’s lenders with respect to any commercial tenants at the Properties, in each case in the form requested by such lenders, and at no material cost or expense to Sellers, Current Owners or Owners.

13.13 Lead Based Paints. Contemporaneously with the execution of this Agreement, the applicable Seller (or Current Owner or Owner, as applicable) and Purchaser have completed and executed the Disclosure of Information on Lead-Based Paint and/or Lead Based-Paint Hazard, a form of which is attached hereto as Exhibit R, for the Real Properties set forth on Exhibit S and Purchaser acknowledges such form satisfies such Sellers’, Current Owners’ or Owners’ obligations under 40 C.F.R. Part 745.

13.14 Exclusivity. Until the earlier of Final Closing or the valid termination of this Agreement in accordance with the terms hereof, none of Sellers, Current Owners or Owners nor their respective affiliates shall, or shall authorize or permit any of its officers, directors, employees, investment bankers, attorneys or other advisors or representatives to, directly or indirectly, (a) take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from (or the provision of any information to) any person or entity other than Purchaser relating to the sale, purchase or other disposition, whether directly or indirectly, of all or any part of any Property or any direct or indirect interest therein (other than publicly traded shares), or (b) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, any inquiry, proposal or offer from any Person other than Purchaser with respect to the sale, purchase or other disposition, whether directly or indirectly, of all or any part of the Property or any direct or indirect interest therein (other than publicly traded shares). Without limiting any other remedies available to Purchaser under this Agreement, at law or in equity, Purchaser shall have the right to enforce the foregoing covenant by injunctive relief.

14. MISCELLANEOUS.

14.1 Indemnification Claims. Except as expressly otherwise set forth in this Agreement, the indemnifications contained in this Agreement shall be subject to the following provisions: the indemnitee shall notify indemnitor of any such claim against indemnitee within thirty (30) days after it has written notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within fifteen (15) Business Days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor’s liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including reasonable attorneys’ fees, incurred by indemnitee in effecting such settlement. In no event shall a party’s indemnification obligations set forth in this Agreement be in any way limited by or restricted to the amount of insurance proceeds payable in connection with the matters underlying such indemnification obligations. The obligations set forth in this Section 14.1 shall survive any Applicable Closing or earlier termination of this Agreement.

14.2 Entire Agreement. All understandings and agreements heretofore had between Sellers and Purchaser with respect to the Property are merged in this Agreement, which, together with the Other Agreements and the Company Disclosure Letter, fully and completely expresses the agreement of the parties, subject to the confidentiality agreement entered into between Sellers and Purchaser executed by Purchaser on September 21, 2015, which is incorporated herein as if fully set forth herein.

14.3 Assignment. Except for an assignment to a “Permitted Assignee” (as hereinafter defined), neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser. For purposes of this Agreement, the term “Permitted Assignee” shall mean one or more legal entities directly or indirectly controlled or co-controlled by, or under common control with, Starwood Capital Group Global II, L.P. and each of whom, in Sellers’ reasonable determination, has the financial capability to perform all of its obligations (including those surviving any Applicable Closing) hereunder. In addition, Purchaser may, without Sellers’ consent, (x) assign its interests hereunder to parties which are not Permitted Assignees, with respect to no more than ten (10) Real Properties in the Portfolio having Allocated Closing Purchase Prices not in excess, in the aggregate, of $750,000,000 hereunder and under the Other Agreements, and (y) collaterally assign Purchaser’s indemnification rights hereunder to Purchaser’s lenders. To be effective, an assignment shall (i) be fully executed by the assignor and the assignee and delivered to Sellers at least ten (10) Business Days prior to Applicable Closing Date, and (ii) contain a provision whereby the assignee assumes all of the obligations of Purchaser under this Agreement as it relates to the applicable Real Properties, and (iii) not adversely affect an exchange that Sellers elect to undertake under Section 9 above. Additionally, without Seller’s consent, Purchaser may upon at least ten (10) Business Days prior notice to Sellers, designate one or more direct or indirect wholly owned subsidiaries to which one or more of the Properties will be assigned at the Applicable Closing; provided, however, that any such designee shall assume in writing all obligations of Purchaser under this Agreement to the extent relating to such Property. Upon an assignment of this Agreement or any rights under this Agreement: (1) Purchaser shall not be relieved of any subsequently accruing liability under this Agreement, and (2) as used in this Agreement, the “Purchaser” shall be deemed to include such Permitted Assignee(s) or designee(s) with respect to the applicable Properties. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Sellers and Purchaser and their respective successors and assigns.

14.4 No Modification. This Agreement shall not be modified or amended except in a written document signed by Sellers and Purchaser.

14.5 Time of the Essence. Time is of the essence of this Agreement.

14.6 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Illinois except where a specific provision is required by the applicable law of the state where a Real Property is located to be governed by the law of such state.

14.7 Notice. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile or email transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

If to Sellers:

c/o Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Telephone: (312) 928-1259

Facsimile: (312) 454-1962

Attention: Alan George

Email: ageorge@eqr.com

With copies to:

c/o Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Telephone: (312) 928-1172

Facsimile: (312) 454-1962

Attention: Bruce Strohm

Email: bstrohm@eqr.com

AND

Neal, Gerber & Eisenberg LLP

2 North LaSalle Street, Suite 1700

Chicago, Illinois 60602

Telephone: (312) 269-5255

Facsimile: (312) 750-6506

Attention: Douglas J. Lubelchek, Esq.

Email: dlubelchek@ngelaw.com

If to Purchaser:

c/o Starwood Capital Group Global, L.P.

100 Pine Street, Suite 3000

San Francisco, California 94111

Attention: Mark Deason

Telephone: (415) 247-1223

Facsimile: (415) 633-4160

Email: deasonm@starwood.com

with a copy to:

Rinaldi, Finkelstein & Franklin, LLC

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Ellis F. Rinaldi, Esq.

Telephone: (203) 422-7773

Facsimile: (203) 422-7873

Email: rinaldi@starwood.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Scott A. Berger

Telephone: (212) 446-6464

Facsimile: (212) 446-6460

Email: scott.berger@kirkland.com

All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile or email before 5:00 p.m. (Chicago time) on a Business Day, or when delivered personally or otherwise received or refused. A notice given by counsel to a party hereunder shall have the same effect as if given by such a party. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 14.7. Any approval, consent or notice hereunder which is to be given to or on behalf of a Seller or Sellers, may be given to or by ERP Operating Limited Partnership on behalf of Sellers.

14.8 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY LAW, IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY A PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT, SUCH PARTY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY. IN ADDITION, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THE AGREEMENT.

14.9 Confidentiality. Without the prior written consent of Sellers, neither Purchaser nor any of its employees, affiliates, brokers, advisors or other agents shall disclose to any third party the existence of this Agreement or any term or condition of this Agreement (including, without limitation, the Purchase Price) or, until the Applicable Closing, the results of any inspections or studies undertaken in connection herewith; provided, however, that (i) Purchaser may disclose such information to its principals, legal counsel, regulators, accountants, tax advisors, consultants, actual and potential investors and actual and potential financing sources and actual and potential designees and permitted assignees to acquire one or more of the Properties (“Purchaser Parties”) in connection with evaluating the potential transaction or as may be required by law or court order, and (ii) Purchaser may disclose any of such information which has been previously filed with the SEC and is publicly available (including, without limitation, this Agreement to the extent publicly available). Following the date hereof, Sellers and Purchaser shall consult with each other before issuing any press release or any public statements or filings (including, without limitation, the filing with the Securities and Exchange Commission of a Form 8-K) with respect to this Agreement; provided, however that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by applicable law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and content of any such press release or public statement) upon any such press release or public statement. Purchaser agrees to keep confidential and not to use, other than in connection with its inspection of the Property in accordance with Section 8 hereof, any of the documents, material or information regarding the Property or Sellers supplied to Purchaser by Sellers or by any third party at the request of Sellers, including, without limitation any environmental site assessment reports and information concerning any employee of Sellers or Sellers’ Affiliates furnished to Purchaser, except Purchaser may disclose any of such information which has been previously filed with the SEC and is publicly available (including, without limitation, this Agreement to the extent publicly available) and may share such documents, material and information with the Purchaser Parties unless Purchaser is compelled to disclose such documents, material or information by law or by subpoena. Purchaser shall be responsible for any violations of this Section by any of the Purchaser Parties. Each of Purchaser and Sellers agree to indemnify and hold harmless the other from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, attorney’s fees) arising out of a breach by Purchaser or the Purchaser Parties on the one hand, or Seller, Sellers’ Affiliates, principals, legal counsel, regulators, accountants, tax advisors, and consultants on the other hand, of the provisions of this Section 14.9. Notwithstanding anything else in this Agreement to the contrary, in connection with dealing with any Person, third party or counterparty necessary in order to obtain any consent, acknowledgement or approval or give any notice required pursuant to any agreement or instrument or any applicable, law, rule or regulation in connection with the consummation of the transactions contemplated by this Agreement, in no event shall Purchaser be required to disclose (and Purchaser may redact from any information disclosed) (x) any information which is subject to confidentiality agreements and/or (y) the identity of or other information about any third-party investors in the investment vehicles of Purchaser and/or any affiliate of Purchaser. The provisions of this Section 14.9 shall survive each Applicable Closing or the termination of this Agreement.

14.10 Delivery of Reports and Studies. If for any reason Purchaser does not consummate any Applicable Closing in accordance with the terms hereof as to a Real Property other than as a result of a default by Sellers, then Purchaser shall, upon Sellers’ request, without representation or warranty or reliance thereon, provide copies of final studies, reports, surveys and other information, data and/or documents relating to the applicable Real Property, in each case, prepared by third parties at the request of Purchaser.

14.11 Access to Property Files. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser hereby agrees that following the Applicable Closing Date, for a period of two (2) years, Sellers shall have, upon reasonable prior notice to Purchaser, access to all files at the Real Property that relate to a dispute or a set of facts that could lead to a dispute (a “Dispute”) between Sellers and a third party including, without limitation, a Tenant of the Real Property with respect to Sellers’ period of ownership thereof; provided, however, all rights, defenses, causes of action and claims relating to a Dispute and arising from matters and events following the Applicable Closing Date shall belong to Purchaser. All files at the Real Property that relate to Tenants whose Leases have terminated or expired as of the Applicable Closing Date and who have vacated their units at the Real Property (the “Former Tenant Lease Files”), shall upon the Applicable Closing become the property of Purchaser, provided, however, that Sellers shall be entitled to make and retain copies of same on or before the Applicable Closing Date. The provisions of this Section 14.11 shall survive the Applicable Closing.

14.12 No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded by Purchaser in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Sellers to exercise the remedies set forth in Section 7.2.

14.13 Survival. Any claim by a party against the other for breach of the representations, warranties and covenants contained in this Agreement and the documents delivered pursuant to the terms hereof at the Applicable Closing must be brought within one (1) year after the Applicable Closing, unless a longer or shorter survival period is expressly provided for in this Agreement (it being agreed that an express statement that a provision survives the Applicable Closing without reference to a specified time period shall mean the right to bring a claim with respect to the applicable provision survives the Applicable Closing indefinitely).

14.14 Counterpart Signatures. This Agreement may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

14.15 Designation of Reporting Person. Sellers and Purchaser each hereby authorize Escrowee to designate the investment depository of the Earnest Money and the escrow agent shall act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991.

14.16 Business Days. For purpose of this Agreement, “Business Day” shall mean any day that is not a Saturday, Sunday or Federal or State of Illinois holiday. Whenever the time for performance of a covenant or condition required to be performed pursuant to the terms of this Agreement falls upon a day that is not a Business Day, such time for performance shall be extended to the next succeeding Business Day. Otherwise all references herein to “days” shall mean calendar days.

14.17 Signatures. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.

14.18 Legal Representation. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.

14.19 Prevailing Party Attorney Fees. If a party to this Agreement or the Joinder hereto shall bring any action, suit, counterclaim or appeal against any other party, declaratory or otherwise, to enforce the terms hereof or of the Joinder or to declare rights hereunder or under the Joinder (an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s reasonable attorney’s fees and expenses incurred in prosecuting or defending such Action and/or enforcing any judgment, order, ruling or award (a “Decision”), granted therein, all of which shall be deemed to have accrued from a commencement of such Action. Any Decision entered into in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and expenses incurred in obtaining and enforcing such Decision. The court may fix the amount of reasonable attorney’s fees and expenses upon the request of any party. For purposes of this Section 14.19, attorneys’ fees shall include, without limitation, fees incurred in connection with (i) post judgment motions and collection actions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examination, (iv) discovery and (v) bankruptcy litigation. The terms of this Section 14.19 shall survive Closing or any earlier termination of this Agreement.

14.20 No Personal Liability of Trustee. This Agreement is executed by City National Bank of Florida, as Trustee, in the exercise of the power and authority conferred upon and invested in it as such trustee. It is expressly understood and agreed by all parties in this Agreement that nothing herein contained shall be construed as creating any personal liability on City National Bank of Florida, as Trustee, all such liability, if any, being expressly waived.

14.21 Joint and Several Liability. Each Seller who is a party as a Seller to this Agreement shall be jointly and severally liable for all of the obligations and liabilities of each other Seller and each Owner and Current Owner under this Agreement and the Other Agreements and the Closing Documents as defined in and delivered pursuant to this Agreement and each of the Other Agreements, provided, however, that any such liabilities or obligations of an Owner whose Ownership Interests are transferred to Purchaser or its designee shall terminate effective upon the consummation of the Applicable Closing. From the Effective Date until the consummation of the Applicable Closing, Sellers shall cause Current Owners and Owners to comply with and perform all covenants, requirements, restrictions and obligations required of Current Owners and Owners hereunder. Each Seller hereby waives any and all rights of subrogation, reimbursement or contribution against any Owner whose Ownership Interests are transferred to Purchaser or its designee.

14.22 State Specific Provisions. The following provisions shall apply to Real Properties located in the following states, and in the event of any inconsistency between the provisions of this Section 14.21 and the remainder of this Agreement, the provisions of this Section 14.21 shall control.

14.22.1 Florida.

(a) Radon Gas. Pursuant to Section 404.056(5), Florida Statutes (1988), the following notification regarding radon gas is hereby made, and all parties executing this Agreement acknowledge receipt of this notification:

Radon Gas: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit”.

(b) Purchaser acknowledges that it has received a copy of The Florida Building Energy-Efficiency Rating System Brochure as provided by the state of Florida, Department of Community Affairs, as required by section 553.996, Florida Statutes.

(c) PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT GIVEN THE CLIMATE AND HUMID CONDITIONS IN THE STATE OF FLORIDA, FUNGI, MOLD AND MILDEW MAY EXIST OR DEVELOP WITHIN THE REAL PROPERTY. PURCHASER HEREBY AGREES THAT UPON THE APPLICABLE CLOSING, PURCHASER SHALL ASSUME ALL RISK, KNOWN AND UNKNOWN, ASSOCIATED WITH THE EXISTENCE OF FUNGI, MOLD OR MILDEW ON, AT, IN, ABOUT OR THROUGHOUT THE REAL PROPERTY.

(d) Section 4.4.1 shall be replaced with: real estate and personal property taxes and assessments (on the basis of the most recent available tax bill if the current bill is not then available), and in any case, calculated taking into account the maximum unexpired discount available for the applicable payment of real estate taxes; provided, however, in the event the Applicable Closing takes place after the period of time for an applicable discount has expired, the discount shall be applied only in the event Sellers actually took advantage of such discount (and the applicable rate of such discount) when it paid the real estate taxes.

(e) Water Permits. Upon the Applicable Closing, Purchaser shall cause the transfer of the water use permits and any environmental resource permits (stormwater) associated with the Real Properties to be transferred to Purchaser. If Purchaser is unable after using commercially reasonable efforts to cause any such transfer, Purchaser and Sellers shall cooperate with each other after the Applicable Closing to cause such transfers to occur.

14.22.2 California.

(a) As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Sellers have provided Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”) for each Real Property located in the State of California. Purchaser acknowledges that Sellers have caused the Title Insurer to retain the services of an expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Sellers to fulfill their disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”). Purchaser acknowledges that the Report fully and completely discharges Sellers from its disclosure obligations under the Act, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Sellers for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Real Property, including, without limitation, whether the Real Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Applicable Closing Date and that Sellers have no obligation to update, modify, or supplement the Disclosure Statement or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Real Property. The provisions of this Section 14.21.2(a) shall survive the Applicable Closing.

(b) California Health and Safety Code Section 25359.7 requires owners of non-residential real property who know or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath that real property to, prior to the sale of the real property by that owner, give written notice to the buyer of the real property. Sellers disclose the following to Purchaser with respect to the Real Properties located in California:

For Preserve at Deerwood, several areas of staining throughout the Real Property were found and cleanup and better maintenance is recommended for compactor area, paint storage area, pool chemical area and battery storage.

Purchaser’s Initials:     /s/ MD

14.22.3 Washington

(a) Seller Disclosure Statement. Purchaser hereby waives receipt of the seller’s disclosure statement required pursuant to Revised Code of Washington 64.06 and Purchaser’s right to rescind this Agreement as provided thereunder except with respect to the section of any such disclosure statement entitled “Environmental” for which Seller has indicated “Yes” as to any Real Property. Attached hereto as Exhibits T-1 through T-6 are the Environmental sections of each Real Property’s disclosure statement as required by RCW 64.06 (the “Environmental Disclosure Statements”). Purchaser acknowledges receipt of the Environmental Disclosure Statements and shall have three (3) Business Days from and including the Effective Date within which to rescind this Agreement pursuant to RCW 64.06.030 as to a Real Property, if any, for which any Seller has indicated “yes”. In the event that Purchaser fails to deliver a notice of rescission within said three (3) Business Day period, Purchaser shall be deemed to have waived its right to rescind this Agreement pursuant to RCW 64.06.030. Within five (5) Business Days after the Effective Date, Purchaser shall execute and deliver the Environmental Disclosure Statements to Sellers.

(b) Personal Property. The parties agree that the portion of the Allocated Purchase Price allocated to the Personal Property conveyed in connection with any Real Property located in the State of Washington shall equal $300 per residential unit and that at the Applicable Closing, Purchaser shall complete and deliver a Consumer Use Tax Return as to each such Real Property and pay the tax resulting therefrom.

14.22.4 Maryland:

(a) Purchaser acknowledges and agrees that (1) it has been given an opportunity to review the applicable Montgomery County master plan and municipal land use plan and any adopted amendments to each and approved official maps showing planned land uses, roads, and highways, parks, and other public facilities affecting the property contained in the plan; (2) Sellers have informed Purchaser that amendments affecting the plan may be pending before the planning board or the county council or a municipal planning body; (3)(a) Purchaser has reviewed each plan and adopted amendment; or (b) Purchaser has waived the right to review each plan and adopted amendment; and (4) Purchaser understands that, to stay informed of future changes in county and municipal land use plans, Purchaser should consult the planning board and the appropriate municipal planning body. Purchaser also acknowledges and agrees that it has been advised of the relative location of any airport or heliport existing within a five-mile radius of the Real Property in accordance with applicable law. Purchaser acknowledges and agrees that it is aware that the applicable plan or general plan for Montgomery County is available at the Maryland National Capital Park and Planning Commission and that at no time did Sellers explain to Purchaser the intent or meaning of such a plan nor did Purchaser rely on any representations made by Sellers pertaining to the applicable master plan or general plan.

(b) Notice is hereby given to Purchaser, pursuant to Montgomery County Code, of the obligation of Sellers or Sellers’ duly authorized agent, to disclose to Purchaser any information known to Sellers as to (a) whether the Real Property is connected to, or has been approved for connection to, a public water and sewer system, and if not, the source, if any, of potable water for the Real Property, whether an individual sewage disposal system has been constructed on the Real Property, or approved for construction; (b) the water and sewer service area category or categories that currently apply to the Real Property and a brief explanation of how each category affects the availability of water and sewer service; (c) any recommendations in the master plan regarding water and sewer service to the Real Property; and (d) the status of any pending eastern sewer district comprehensive plan amendments or service area category changes that would apply to the Real Property.

(c) Purchaser hereby acknowledges and agrees that Sellers have informed Purchaser of any of the foregoing information of which Sellers have Knowledge. Purchaser understands and agrees that, to stay informed of future changes in Montgomery County and municipal water and sewer plans, Purchaser should consult the County Planning Board, the Washington Suburban Sanitary Commission, the County Department of Environmental Protection, or any appropriate municipal planning or water and sewer body.

(d) If an individual sewage disposal system has been or is to be installed upon the Real Property, and if the Real Property is located in a subdivision, Purchaser acknowledges that it has received a copy of the subdivision record plat, and has reviewed the said record plat, including any restrictions on the location of initial and reserve wells, individual sewer disposal systems, and the buildings to be served by the individual sewage disposal system.

14.22.5 Colorado:

(a) Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR INCREASE IN SUCH MILL LEVIES.

(b) Methamphetamine. If a Real Property is residential, and Seller knows that methamphetamine was ever manufactured, processed, cooked, disposed of, used or stored at the Real Property, Seller is required to disclose such fact. No disclosure is required if the Real Property was remediated in accordance with state standards and other requirements are fulfilled pursuant to C.R.S. § 25-18.5-102. Purchaser further acknowledges that Purchaser has the right to engage a certified hygienist or industrial hygienist to test whether the Real Property has ever been used as a methamphetamine laboratory. If Purchaser’s test results indicate that the Real Property has been contaminated with methamphetamine, but has not been remediated to meet the standards established by the rules of the State Board of Health promulgated pursuant to C.R.S. § 25-18.5-102, Purchaser shall promptly give written notice to Seller of the results of the test, and Purchaser may terminate this Agreement, notwithstanding any other provision of this Agreement.

(c) Potable Water. The source of potable water for the Real Property is:

☐	A well;

A water provider, which can be contacted as follows:

☐	Name:

Address:

Web Site:

Telephone:

☐	Neither a well nor a water provider. The source is

__________________________________

See Exhibit NN.

Some water providers rely, to varying degrees, on non-renewable ground water. Purchaser may wish to contact its prospective provider to determine the long-term sufficiency of the provider’s water supplies.

(d) LEAD BASED PAINT DISCLOSURE. EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER’S POSSESSION, IF ANY, AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.

Purchaser and Sellers acknowledge receipt of the foregoing lead based paint disclosure set forth in this Section 14.22.5(d) and acknowledge and agree that the matters set forth in this Section 14.22.5(d) shall survive the Applicable Closing and the delivery of the Deed for the applicable Real Property to Purchaser.

Purchaser’s Initials:     /s/ MD

Sellers’ Initials:     /s/ SJF

(a) OIL AND GAS ACTIVITY DISCLOSURE. THE SURFACE ESTATE OF THE ANY REAL PROPERTY MAY BE OWNED SEPARATELY FROM THE UNDERLYING MINERAL ESTATE, AND TRANSFER OF THE SURFACE ESTATE MAY NOT INCLUDE TRANSFER OF THE MINERAL ESTATE. THIRD PARTIES MAY OWN OR LEASE INTERESTS IN OIL, GAS, OR OTHER MINERALS UNDER THE SURFACE, AND THEY MAY ENTER AND USE THE SURFACE ESTATE TO ACCESS THE MINERAL ESTATE.

THE USE OF THE SURFACE ESTATE TO ACCESS THE MINERALS MAY BE GOVERNED BY A SURFACE USE AGREEMENT, A MEMORANDUM OR OTHER NOTICE OF WHICH MAY BE RECORDED WITH THE COUNTY CLERK AND RECORDER.

THE OIL AND GAS ACTIVITY THAT MAY OCCUR ON OR ADJACENT TO ANY REAL PROPERTY MAY INCLUDE, BUT IS NOT LIMITED TO, SURVEYING, DRILLING, WELL COMPLETION OPERATIONS, STORAGE, OIL AND GAS, OR PRODUCTION FACILITIES, PRODUCING WELLS, REWORKING OF CURRENT WELLS, AND GAS GATHERING AND PROCESSING FACILITIES.

THE PURCHASER IS ENCOURAGED TO SEEK ADDITIONAL INFORMATION REGARDING OIL AND GAS ACTIVITY ON OR ADJACENT TO THE REAL PROPERTIES, INCLUDING DRILLING PERMIT APPLICATIONS. THIS INFORMATION MAY BE AVAILABLE FROM THE COLORADO OIL AND GAS COMMISSION.

14.23 Property Specific Provisions. The terms and conditions set forth on Exhibit BB are incorporated herein by this reference and shall apply at each Applicable Closing, as applicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers and Purchaser have executed and delivered this Agreement as of the date below its signature.

SELLERS:

Colorado Pointe

EQR-WELLFAN 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Wellfan 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Alan George
Name: Alan George
Title: EVP & CIO

Waterford Place

EQR-FANCAP 2000A LIMITED PARTNERSHIP, an Illinois limited partnership

By:	EQR-Fancap 2000A, L.L.C., a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Bruce C. Strohm
Name: Bruce C. Strohm
Title: Executive Vice President

Brookside

EQR-SOMBRA 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Sombra 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Greenwood Park

EQR-SOMBRA 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Sombra 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Greenwood Plaza

EQR-SOMBRA 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Sombra 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Legacy at Highlands Ranch

EQR-HIGHLANDS RANCH, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Savoy

EQR-THE SAVOY LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Parkfield

EQR-BOND PARTNERSHIP, a Georgia general partnership

By:	QRS-Bond, Inc., an Illinois corporation, a partner

	By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, a partner

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Oasis Delray Phase I

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

ARCHSTONE DELRAY BEACH GP, LLC, a Delaware limited liability company

By:	ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Oasis Delray Phase II

API CAMERON PARK LLC, a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Palm Trace Landings

LEXFORD PROPERTIES, L.P., an Ohio limited partnership

By:	Lexford Partners, L.L.C., an Ohio limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Park at Turtle Run

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Preserve at Deercreek

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

EQR-ESSEX PLACE FINANCING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its managing general partner

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
Name: Scott J. Fenster
Title: Senior Vice President

Promenade at Wyndam Lakes

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Uptown Square

EQR-UPTOWN SQUARE, L.L.C., a Delaware limited liability company

By:	Lexford Properties, L.P., an Ohio limited partnership, its member

	By:	Lexford Partners, L.L.C., an Ohio limited liability company, its general partner

		By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

			By:	Equity Residential, a Maryland real estate investment trust, its general partner

				By:	/s/ Scott J. Fenster
				Name:	Scott J. Fenster
				Title:	Senior Vice President

The Ashton

EQR-THE ASHTON LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-EWR GP, LLC, a Delaware limited liability company, its general partner

	By:	Evans Withycombe Residential, L.P., a Delaware limited partnership, its member

		By:	EQR-EWR Holding, LP, a limited partnership, its general partner

			By:	ERP Operating Limited Partnership, an Illinois limited partnership, its general partner

				By:	Equity Residential, a Maryland real estate investment trust, its general partner

					By:	/s/ Scott J. Fenster
					Name:	Scott J. Fenster
					Title:	Senior Vice President

Deerwood

EQR-FANKEY 2004 LIMITED PARTNERSHIP, an Illinois limited partnership

By:	EQR-Fankey 2004, L.L.C., a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Marquessa

EQR-S & T, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
		Name:	Scott J. Fenster
		Title:	Senior Vice President

Bella Terra

EQR (2000) HARBOUR POINTE LLC, a Delaware limited liability company

By:	EQR (2000) Master Limited Liability Company, a Delaware limited liability company, its member

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Sage

EQR-SAGE, LLC, a Delaware limited liability company

By:	EQR-Acquisitions, LP, a Delaware limited partnership, its member

	By:	EQR-Acquisitions GP, LLC, a Delaware limited liability company, its general partner

		By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

			By:	Equity Residential, a Maryland real estate investment trust, its general partner

				By:	/s/ Scott J. Fenster
				Name:	Scott J. Fenster
				Title:	Senior Vice President

Martine

EC-MARTINE, LLC, a Delaware limited liability company

By:	ERP Holding Co., Inc., a Delaware corporation, its member

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Vice President

Woodlake

EQR-SOMBRA 2008 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Sombra 2008 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Cove at Boyton Beach I and II

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Enclave at Waterways

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Gatehouse on the Green

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Landings at Pembroke

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Miramar Lakes

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

New River Cove

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Sabal Pointe

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Sheridan Lake Club

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

St. Andrews

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Welleby Lake Club

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Sheridan Ocean Club (including property f/k/a Paradise Pointe)

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

Heronfield

EQR-HERONFIELD, LLC, a Delaware limited liability company

By:	EQR-Wellfan 2008 Limited Partnership, a Delaware limited partnership, its member

	By:	EQR-Wellfan 2008 GP, LLC, a Delaware limited liability company, its general partner

		By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

			By:	Equity Residential, a Maryland real estate investment trust, its general partner

				By:	/s/ Scott J. Fenster
				Name:	Scott J. Fenster
				Title:	Senior Vice President

Reunion at Redmond Ridge

EQR-REDMOND RIDGE, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
		Name:	Scott J. Fenster
		Title:	Senior Vice President

Ball Park Lofts

EQR (2000) BALLPARK LOFTS LLC, a Delaware limited liability company

By:	EQR (2000) Master Limited Liability Company, a Delaware limited liability company, its member

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Stonegate

EQR-FANWELL 2007 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Fanwell 2007 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Estates at Tanglewood

EQR-FANWELL 2007 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EQR-Fanwell 2007 GP, LLC, a Delaware limited liability company, its general partner

	By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

		By:	Equity Residential, a Maryland real estate investment trust, its general partner

			By:	/s/ Scott J. Fenster
			Name:	Scott J. Fenster
			Title:	Senior Vice President

Gatehouse at Pinelake

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

EQR-RID SP, L.L.C., a Delaware limited liability company

By:	ERP Operating Limited Partnership, an Illinois limited partnership, its member

	By:	Equity Residential, a Maryland real estate investment trust, its general partner

		By:	/s/ Scott J. Fenster
		Name:	Scott J. Fenster
		Title:	Senior Vice President

Reserve at Ashley Lake

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By:	Equity Residential, a Maryland real estate investment trust, its general partner

	By:	/s/ Scott J. Fenster
	Name:	Scott J. Fenster
	Title:	Senior Vice President

QRS-VININGS AT ASHLEY LAKE, INC., an Illinois corporation (1% non-managing member)

By:	/s/ Scott J. Fenster
Name:	Scott J. Fenster
Title:	Vice President

PURCHASER:

SCG ATLAS ACQUISITION, L.P., a Delaware limited partnership

By:	SCG Atlas Holdings GP, L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Mark Deason
	Name:	Mark Deason
	Title:	Senior Vice President

JOINDER

The undersigned (“Guarantor”), being a Seller and having a substantial direct or indirect interest in the other Sellers, hereby joins in this Agreement to evidence its agreement that in the event a Seller, Current Owner or Owner fails to perform in accordance with the terms of this Agreement or if a Seller, Current Owner or Owner is subject to any liability hereunder due to (i) a breach of Sellers’, Current Owners’ or Owner’s representations, covenants, or warranties contained in this Agreement or any Seller Estoppel Certificate and in any documents delivered pursuant to the terms of this Agreement by Sellers, Current Owners or Owners to Purchaser at the Applicable Closing (the “Closing Documents”) and/or (ii) any indemnification obligations of Sellers, Current Owners or Owners set forth in this Agreement or the Closing Documents, the undersigned shall be liable for and shall pay upon demand all sums, and shall perform all obligations, due Purchaser from Sellers, Current Owners or Owner under this Agreement, subject to the Liability Limitation and Liability Threshold (in each case solely to the extent applicable to Sellers) and shall not include obligations of Owners acquired by Purchaser arising from events occurring after the Applicable Closing Date (collectively, the “Guarantor Obligations”).

For the avoidance of doubt, capitalized terms used in this Joinder that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with this Joinder, Guarantor hereby waives and agrees not to assert or take advantage of the following defenses:

1. Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any person or entity, or revocation hereof by any person or entity, or the failure of Purchaser to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of any Seller or Sellers’ Affiliate (including, without limitation, any Current Owner or Owner);

2. Diligence, presentment, notice of acceptance, notice of dishonor, notice of default, notice of presentment, or demand for payment of or performance of obligations guaranteed under this Joinder and other suretyship defenses generally except for (a) notices expressly required to be given to Guarantor under this Agreement and (b) the defense of satisfaction of the applicable claim;

3. Protest and notice of dishonor or of default to Guarantor or to any other person or entity with respect to the performance of obligations guaranteed under this Joinder;

4. Any action required by any statute to be taken against Sellers, Current Owners or Owners;

5. The dissolution or termination of the existence of any Seller or Sellers’ Affiliate (including, without limitation, any Current Owner or Owner);

6. The voluntary or involuntary liquidation, sale, or other disposition of all or substantially all of the assets of a Seller or Sellers’ Affiliate (including, without limitation, any Current Owner or Owner);

7. The voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any Seller, any Sellers’ Affiliate (including, without limitation, any Current Owner or Owner), or any of their respective assets; and

8. All rights and defenses arising out of an election of remedies by Purchaser, even though that election of remedies has destroyed Guarantor’s rights of subrogation and reimbursement against Sellers or Sellers’ Affiliates (including, without limitation, any Current Owner or Owner).

The liability of Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by Purchaser to Sellers, Current Owners or Owners or by the acceptance by Purchaser of additional security for performance of the Agreement or the Closing Documents or any release, substitution or changes in any such security, or by any modifications, amendments or extensions of the Agreement or the Closing Documents agreed upon by each Seller, Current Owners, Owner and Purchaser.

Purchaser may enforce this Joinder against Guarantor without the necessity at any time of resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of having recourse to any of its rights or remedies under the Agreement or the Closing Documents, and without the necessity of proceeding against any Seller, Current Owner or Owner. This is a guaranty of payment and performance and not merely of collection. The obligations of Guarantor hereunder are absolute, primary, unconditional and irrevocable obligations, enforceable by Purchaser at Purchaser’s election, simultaneously with or after proceeding against a Seller, Current Owner or Owner or without the necessity of any suit or proceedings against a Seller, Current Owner or Owner, and in any event, without the necessity of any notice of non-payment, non-performance or non-observance, or of any notice of acceptance of this Joinder or any other notice or demand to which Guarantor might otherwise be entitled or that may be required to preserve any rights against Guarantor, all of which Guarantor expressly waives.

Guarantor’s liability under this Joinder may be enforced in full or in part, from time to time, after nonpayment or nonperformance of any of the Guarantor Obligations by Sellers, Current Owner or Owners, in each case without requiring Purchaser to resort to any other person or entity, including, without limitation, any Seller, Current Owners or Owner, or any other right, remedy or collateral. In the event of rescission of, or Purchaser is obligated to return, all or any portion of any payment of the Guarantor Obligations under applicable law, this Joinder shall remain in effect as to such returned payments.

If an action is brought to enforce this Joinder, the provisions of Section 14.19 of the Agreement shall apply.

Guarantor represents and warrants that (i) it has full power and authority to execute and deliver this Joinder and to perform all obligations required of it hereunder, (ii) the execution and delivery by the signer on behalf of Guarantor, and the performance by Guarantor of its obligations hereunder, has been duly and validly authorized by all necessary action by Guarantor, and (iii) this Joinder constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms.

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This Joinder shall be governed and interpreted in accordance with the laws of the State of Illinois.

Guarantor’s obligations under this Joinder shall be binding upon its successors and assigns by operation of law or otherwise (including any receiver or bankruptcy trustee). Guarantor shall not be released by any assignment or delegation by Guarantor of its obligations hereunder.

Schedule 1 attached hereto is incorporated herein with respect to the obligations of any Sellers, Current Owner or Owner which directly or indirectly owns Property in the State of California.

ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership

By: Equity Residential, a Maryland real estate investment trust, its general partner

By:	/s/ Mark J. Trager

Name:	Mark J. Trager

Title:	Senior Vice President

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Schedule 1

1. In the event of any inconsistencies between the terms and conditions of this Schedule I and the terms and conditions of this Joinder, the terms and conditions of this Schedule I shall control and be binding.

2. Guarantor hereby waives each of the following:

(a) Any and all rights of Guarantor of subrogation, reimbursement, indemnification, and/or contribution against Sellers, Current Owners or Owners or any other person or entity, and any other rights and defenses that are or may become available to Guarantor or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code; and

(b) Any and all rights and defenses that may be available by reason of, and/or arising out of, any election of remedies by Purchaser, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Guarantor’s subrogation rights, rights to proceed against Sellers, Current Owners or Owners for reimbursement, or any other rights of Guarantor to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Purchaser under the provisions of Section 580d of the California Code of Civil Procedure or any similar law of California or of any other State or of the United States); and

(c) Any and all rights and defenses Guarantor may have because the Sellers’, Current Owners’ or Owners’ debt and/or other obligations are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure to the Sellers’, Current Owners’ or Owners’ debt and/or other obligations.

Further, the provisions of this Guaranty constitute an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Sellers’, Current Owners’ or Owners’ debt and/or other obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure; and

(d) (i) any and all defenses based upon any legal disability or other defense of Sellers, Current Owners or Owners, any other guarantor or other person or entity, or by reason of the cessation or limitation of the liability of Seller from any cause other than full payment and performance of all obligations under the Agreement and the Closing Documents; (ii) any and all defenses based upon any lack of authority of the officers, directors, partners, members, shareholders or agents acting or purporting to act on behalf of Seller or any principal of Sellers, Current Owners or Owners or any defect in the formation of Sellers, Current Owners or Owners or any principal of Sellers, Current Owners or Owners; (iii) any and all defenses based upon the application by Sellers, Current Owners or Owners of the proceeds of the transactions contemplated by the Agreement for purposes other than the purposes represented by Sellers, Current Owners or Owners to Purchaser or intended or understood by Sellers, Current Owners or Owners or Guarantor; (iv) any and all defenses based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (v) any and all defenses based upon Purchaser’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (vi) any and all defenses based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (vii) presentment, demand, protest and notice of any kind; (viii) any and all defenses based upon Purchaser’s failure to disclose to Guarantor any information concerning Seller’s financial condition or any other circumstances bearing on Seller’s ability to pay all sums payable in accordance with the Guarantor Obligations; and (ix) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof; and

(e) Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by law, any and all rights and defenses which might otherwise be available to Guarantor under California Civil Code Sections 2899 and 3433, and under Chapter 2 Title 14 of the California Civil Code, and under California Commercial Code Section 3605, or any of such sections.

3. Guarantor agrees that the payment of all sums payable in connection with the Guarantor Obligations or other act which tolls any statute of limitations applicable to the Guarantor Obligations shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

4. Guarantor expressly declares that it knows and understands the contents of this Joinder and has consulted with an attorney as to its form and content.

5. Purchaser need not inquire into Sellers’, Current Owners’ or Owners’ power or the authority of its members, partners, shareholders, officers, or agents acting or purporting to act on its behalf.

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SCHEDULE 1-A

PROPERTY SELLERS

PROPERTY	LOCATION	SELLER
Ball Park Lofts	Denver, Colorado	EQR (2000) Ballpark Lofts LLC, a Delaware limited liability company

Stonegate	Broomfield, Colorado	EQR-Fanwell 2007 Limited Partnership, a Delaware limited partnership

Colorado Pointe	Denver, Colorado	EQR-Wellfan 2008 Limited Partnership, a Delaware limited partnership

Waterford Place	Thornton, Colorado	EQR-Fancap 2000A Limited Partnership, an Illinois limited partnership

Brookside	Boulder, Colorado	EQR-Sombra 2008 Limited Partnership, a Delaware limited partnership

Estates at Tanglewood	Westminster, Colorado	EQR-Fanwell 2007 Limited Partnership, a Delaware limited partnership

Greenwood Park	Denver, Colorado	EQR-Sombra 2008 Limited Partnership, a Delaware limited partnership

Greenwood Plaza	Denver, Colorado	EQR-Sombra 2008 Limited Partnership, a Delaware limited partnership

Legacy at Highlands Ranch	Highlands Ranch, Colorado	EQR-Highlands Ranch, L.L.C., a Delaware limited liability company

Savoy	Aurora, Colorado	EQR-The Savoy LLC, a Delaware limited liability company

Parkfield	Denver, Colorado	EQR-Bond Partnership, a Georgia general partnership

Uptown Square	Denver, Colorado	EQR-Uptown Square, L.L.C., a Delaware limited liability company

The Ashton	Corona, California	EQR-The Ashton Limited Partnership, a Delaware limited partnership

PROPERTY	LOCATION	SELLER
Deerwood	Corona, California	EQR-Fankey 2004 Limited Partnership, an Illinois limited partnership

Marquessa	Corona, California	EQR-S&T, L.L.C., a Delaware limited liability company

Oasis Delray Phase II	Delray Beach, Florida	API Cameron Park LLC, a Delaware limited liability company

Bella Terra	Mukilteo, Washington	EQR (2000) Harbour Pointe, LLC, a Delaware limited liability company

Sage	Everett, Washington	EQR-Sage, LLC, a Delaware limited liability company

Martine	Bellevue, Washington	EC-Martine, LLC, a Delaware limited liability company

Woodlake	Kirkland, Washington	EQR-Sombra 2008 Limited Partnership, a Delaware limited partnership

Heronfield	Kirkland, Washington	EQR-Heronfield, LLC, a Delaware limited liability company

Reunion at Redmond Ridge	Redmond, Washington	EQR-Redmond Ridge, L.L.C., a Delaware limited liability company

ENTITY SELLERS

PROPERTY	LOCATION	CURRENT OWNER	ENTITY SELLER
Cove at Boynton Beach	Boynton Beach, Florida

Cove at Boynton Beach I: City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a certain Trust Agreement dated the February 9, 2006, and known as Trust No. 2401-2561-00

And

Cove at Boynton Beach II: City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a certain Trust Agreement dated the February 9, 2006, and known as Trust No. 2401-2574-00

ERP Operating Limited Partnership, an Illinois limited partnership (as to Cove at Boynton Beach I and II)

Enclave at Waterways	Coconut Creek, Florida	City National Bank of Florida, a national banking corporation, as Trustee under Land Trust Agreement dated January 3, 2007, and known as Trust Number 2401-2886-00	ERP Operating Limited Partnership, an Illinois limited partnership

Gatehouse at Pinelake	Pembroke Pines, Florida	Bruce Strohm and David J. Neithercut, or either of them, as Trustees under Trust Agreement #6150-B dated July 3, 1978	ERP Operating Limited Partnership, an Illinois limited partnership (98.99% GP interest, 1% LP interest) EQR-RID SP, LLC (0.01% LP interest)

Gatehouse on the Green	Plantation, Florida	ERP Operating Limited Partnership, an Illinois limited partnership	ERP Operating Limited Partnership, an Illinois limited partnership

PROPERTY	LOCATION	CURRENT OWNER	ENTITY SELLER
Landings at Pembroke	Pembroke Pines, Florida	City National Bank of Florida, a national banking corporation, as Trustee under Land Trust Agreement dated January 3, 2007, and known as Trust Number 2401-2912-00	ERP Operating Limited Partnership, an Illinois limited partnership

Miramar Lakes	Miramar, Florida	City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a Land Trust Agreement dated the 3rd day of January, 2007, and known as Trust No. 2401-2938-00	ERP Operating Limited Partnership, an Illinois limited partnership

New River Cove	Davie, Florida	City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a certain Trust Agreement dated the 3rd of January, 2007, and known as Trust No. 2401-2925-00	ERP Operating Limited Partnership, an Illinois limited partnership

Oasis Delray Phase I	Delray Beach, Florida	Archstone Delray Beach LP, a Delaware limited partnership	ERP Operating Limited Partnership, an Illinois limited partnership (100% LP interest); Archstone Delray Beach GP, LLC (0% GP interest)

Palm Trace Landings	Davie, Florida	City National Bank of Florida, a national banking corporation, as Trustee under Land Trust Agreement dated January 3, 2007, and known as Trust Number 2401-2899-00	Lexford Properties, L.P., an Ohio limited partnership

Park at Turtle Run	Coral Springs Florida	City National Bank of Florida, as Trustee under Trust Agreement dated May 4, 2006 and known as Trust Number 2401-2626-00	ERP Operating Limited Partnership, an Illinois limited partnership

PROPERTY	LOCATION	CURRENT OWNER	ENTITY SELLER
Preserve at Deercreek	Deerfield Beach, Florida	City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a certain Trust Agreement dated the 2nd day of February, 2004, and known as Trust Number 2401-1552-00

ERP Operating Limited Partnership, an Illinois limited partnership (as to 52%)

ERP Operating Limited Partnership, an Illinois limited partnership (1% LP and 98% Managing GP interest as to 22%);

ERP-QRS Essex Place, Inc., an Illinois corporation (1% GP interest as to 22%)

ERP Operating Limited Partnership, an Illinois limited partnership (as to 26%)

Promenade at Wyndam Lakes	Coral Springs, Florida	ERP Operating Limited Partnership, an Illinois limited partnership	ERP Operating Limited Partnership, an Illinois limited partnership

Reserve at Ashley Lake	Boynton Beach, Florida	EQR-Vinings at Ashley Lake, LLC, a Delaware limited liability company	ERP Operating Limited Partnership, an Illinois limited partnership (99% managing member) QRS-Vinings at Ashley Lake, Inc., an Illinois corporation (1% non-managing member)

Sabal Pointe	Coral Springs, Florida	EQR-Lincoln Village I Vistas, Inc., an Illinois corporation EQR-Lincoln Village II Vistas, Inc., an Illinois corporation and EQR-Lincoln Village III Vistas, Inc., an Illinois corporation	ERP Operating Limited Partnership, an Illinois limited partnership

Sheridan Lake Club	Dania Beach, Florida	EQR-Dania Beach Club, LLC, formerly known as EQC-Dania Beach Club, LLC, formerly known as EC-Sheridan Lake, LLC, a Delaware limited liability company	ERP Operating Limited Partnership, an Illinois limited partnership

PROPERTY	LOCATION	CURRENT OWNER	ENTITY SELLER
Sheridan Ocean Club	Dania Beach, Florida

City National Bank of Florida, a national banking corporation, as Trustee under the provisions of a certain Land Trust Agreement dated the 22nd of May, 2007 and known as Trust No. 2401-2977-00;

Owner of property f/k/a Paradise Pointe (now part of Sheridan Ocean Club): EQR-Paradise Pointe Vistas, Inc., an Illinois corporation

ERP Operating Limited Partnership, an Illinois limited partnership (including property f/k/a Paradise Pointe)

St. Andrews	Coconut Creek, Florida	ERP Operating Limited Partnership, an Illinois limited partnership	ERP Operating Limited Partnership, an Illinois limited partnership

Welleby Lake Club	Sunrise, Florida	ERP Operating Limited Partnership, an Illinois limited partnership	ERP Operating Limited Partnership, an Illinois limited partnership